                                                                     EXHIBIT 2.2


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                            STOCK PURCHASE AGREEMENT

                                      AMONG

                               GETTY IMAGES INC.,

                           TONY STONE ASSOCIATES GMBH,

                        UNITED BUSINESS INFORMATION B.V.,

                              LUDGATE HOLDINGS GMBH

                                       AND

                             UNITED NEWS & MEDIA PLC

                ------------------------------------------------

                           DATED AS OF MARCH 21, 2000


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           THIS AGREEMENT SHALL BE KEPT CONFIDENTIAL PURSUANT TO THE
                 TERMS OF THE CONFIDENTIALITY AGREEMENT BETWEEN
                  UNITED NEWS & MEDIA PLC AND GETTY IMAGES INC.
                             DATED DECEMBER 9, 1999.

                                TABLE OF CONTENTS

SUMMARY OF TRANSACTION...........................................................1
ARTICLE I........................................................................2
CERTAIN DEFINITIONS AND TERMS....................................................2
  1.1   Specific Definitions.....................................................2
  1.2   Other Terms..............................................................6
  1.3   Other Definitional Provisions............................................6

ARTICLE II.......................................................................7
PURCHASE AND SALE OF BAVARIA SHARES..............................................7
  2.1   Basic Transaction........................................................7
  2.2   Purchase Price...........................................................7
  2.3   [Intentionally Omitted]..................................................7
  2.4   Closing; Deliveries; Payment.............................................7

ARTICLE III......................................................................8
REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION........................8
  3.1   Representations and Warranties of Unicorn, Holdings and UBIBV............8
        (a)   Organization.......................................................9
        (b)   Execution; Authorization of Transaction............................9
        (c)   Brokers' Fees......................................................9
        (d)   Bavaria Shares....................................................10
        (e)   Litigation Regarding Bavaria Shares...............................10

  3.2   Representations and Warranties of the Buyer.............................10
        (a)   Organization......................................................10
        (b)   Execution; Authorization of Transaction...........................11
        (c)   Brokers' Fees.....................................................11
        (d)   Investment........................................................11

ARTICLE IV......................................................................11
REPRESENTATIONS AND WARRANTIES OF HOLDINGS CONCERNING THE BAVARIA ENTITIES......12

ARTICLE V.......................................................................12
PRE-CLOSING COVENANTS...........................................................12
  5.1   General.................................................................12
  5.2   Press Releases and Public Announcements.................................12
  5.3   Disclosure..............................................................12
  5.4   Operation of Business...................................................13
  5.5   Notices; HSR............................................................15
  5.6   Assistance..............................................................17
  5.7   Issuance of Securities..................................................17
  5.8   Other Changes...........................................................17
  5.9   [Intentionally Omitted].................................................17
  5.10  Bonuses.................................................................17

ARTICLE VI......................................................................18
POST-CLOSING COVENANTS..........................................................18

  6.1   Further Actions Regarding Transfer......................................18
  6.2   Confidentiality.........................................................18
  6.3   Covenants...............................................................18
  6.4   Access to Information...................................................19
  6.5   Removal of Trademarks, Etc..............................................20
  6.6   Certain Taxes...........................................................20
  6.7   Tax Returns; Utilization of Tax Losses..................................21
  6.8   Leases..................................................................23
  6.9   Indemnifying Party......................................................23
  6.10  Share Options...........................................................24

ARTICLE VII.....................................................................26
CONDITIONS TO OBLIGATION TO CLOSE...............................................26
  7.1   Conditions to Obligation of Buyer and Tony Stone........................26
        (a)   Performance of Obligations of Holdings and UBIBV..................26
        (b)   Closing Documentation.............................................26
        (c)   Approval of Legal Matters.........................................27
        (d)   No Litigation.....................................................27
        (e)   Hart-Scott-Rodino Waiting Period..................................27
        (f)   Laws..............................................................27
        (g)   Financial Capacity................................................27

  7.2   Conditions to Obligation of Unicorn, Holdings and UBIBV.................27
        (a)   Performance of Obligations of Buyer and Tony Stone................28
        (b)   Closing Documentation.............................................28
        (c)   Approval of Legal Matters.........................................28
        (d)   No Litigation.....................................................29
        (e)   Hart-Scott-Rodino Waiting Period..................................29

ARTICLE VIII....................................................................29
REMEDIES FOR BREACHES OF THIS AGREEMENT.........................................29
  8.1   Survival of Representations and Warranties..............................29
  8.2   Indemnification Provisions for Benefit of Buyer and Tony Stone..........30
  8.3   Indemnification Provisions for Benefit of UBIBV and Holdings............31
  8.4   Matters Involving Third Parties.........................................31
  8.5   Sole Remedy.............................................................33
  8.6   Unlimited Claims........................................................33

ARTICLE IX......................................................................34
TERMINATION.....................................................................34
  9.1   Termination of Agreement................................................34
  9.2   Effect of Termination...................................................34
  9.3   Liquidated Damages......................................................34

ARTICLE X.......................................................................35
MISCELLANEOUS...................................................................35
  10.1  Entire Agreement........................................................35
  10.2  No Third-Party Beneficiaries............................................35
  10.3  Succession and Assignment...............................................35
  10.4  Counterparts............................................................35

  10.5  Headings................................................................36
  10.6  Notices.................................................................36
  10.7  Governing Law...........................................................36
  10.8  Return of Information...................................................37
  10.9  Amendments and Waivers..................................................37
  10.10 Severability............................................................37
  10.11 Expenses................................................................37
  10.12 Construction............................................................38
  10.13 Incorporation of Exhibits, Annexes, and Schedules.......................38
  10.14 Specific Performance....................................................38
  10.15 Submission to Jurisdiction..............................................38
  10.16 Fulfillment of Obligations..............................................39
  10.17 Schedules...............................................................39
  10.18 Definition of "ordinary course".........................................39
  10.19 Attorney's Fees.........................................................39

                               DISCLOSURE SCHEDULE

SCHEDULE              SECTION HEADING
      I               Intercompany Debt

      S               Subsidiaries

Section 3.1           Representations and Warranties (Seller Side)

Section 3.2           Representations and Warranties (Buyer Side)

Section 5.4(g)        Operation of Business

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Section 4.1           Interest in Related Entities

Section 4.3           Bavaria Entities Capitalization

Section 4.4           Investments

Section 4.5           No Violations

Section 4.6           Title to Assets; Encumbrances

Section 4.7           Possession

Section 4.8           Personal Property

Section 4.10(a)       Intellectual Property

Section 4.10(b)       Infringement by Bavaria Entities

Section 4.10(d)       Validity

Section 4.10(e)       Claims

Section 4.10(f)       Infringement against Bavaria Entities

Section 4.10(m)       Registered Marks

Section 4.10(n)       Owned Images

Section 4.10(q)       Licensed Images

Section 4.10(s)       Storage/Handling Contracts

Section 4.10(v)       Photographer Contracts

Section 4.11          Environmental Protection

Section 4.13          Certain Changes and Events

Section 4.14          Absence of Changes

Section 4.15          Tax Matters

Section 4.16          Compliance with Laws

Section 4.17          Litigation regarding Bavaria Entities

Section 4.18          Permits

Section 4.19          Employees; Labor Relations

Section 4.20(a)       Employee Benefit Plans

Section 4.20(c)       Qualification; Compliance

Section 4.22          Agreements

Section 4.24          Insurance

                                    EXHIBITS

Exhibit A             Form of Joint Press Release

                            STOCK PURCHASE AGREEMENT

        Agreement entered into as of March 21, 2000, by and among United Business Information B.V., a corporation organized pursuant to the laws of The Netherlands ("UBIBV"), Ludgate Holdings GmbH, a corporation organized under the laws of Germany ("Holdings"), United News & Media plc, an English limited company ("Unicorn"), Tony Stone Associates GmbH, a corporation organized under the laws of Germany ("Tony Stone"), and Getty Images Inc., a Delaware corporation ("Buyer"). Buyer, UBIBV, Holdings and Unicorn are referred to collectively herein as the "Parties" and each individually as a "Party".

                             SUMMARY OF TRANSACTION

        WHEREAS, Holdings is the legal and beneficial owner of all of shares of the common stock divided into one share (Geschaeftsanteil) having a par value of DM250,000 (the "Bavaria Shares"), of VCG Deutschland GmbH, a corporation organized under the laws of Germany ("Bavaria"), which comprise all of the issued stock or share capital of Bavaria;

        WHEREAS, Bavaria holds the aggregate nominal stated capital in the amount of DM50,000 of Bavaria Bildagentur Verwaltungsgesellschaft mbH, a limited liability company established and existing under the laws of Germany, registered in the Commercial Register at the Lower Court of Munich under HRB 113725 and having its registered office in Gauting, Germany (hereinafter "General Partner"), and Bavaria also holds a limited partnership interest of DM100,000 being the sole Limited Partner in the limited partnership with the firm named Bavaria Bildagentur GmbH & Co. KG, a limited partnership formed under the laws of Germany, registered in the Commercial Register at the Lower Court of Munich under HRA 71332 with registered offices in Gauting, Germany (hereinafter "Bavaria KG"). The limited partnership interest which is identical in amount with the liability capital ("Hafteinlage") is fully paid in. The General Partner does not participate in the capital of Bavaria KG;

        WHEREAS, the General Partner holds the aggregate nominal stated capital in the amount of EURO 25,000 of its wholly-owned subsidiary iSwoop GmbH, a limited liability company established and existing under the laws of Germany, registered in the Commercial Register at the Lower Court of Munich under HRB128120 and having its registered office in Gauting, Germany (hereinafter "iSwoop GmbH");

        WHEREAS, Tony Stone desires to purchase, and Holdings desires to sell, all of the Bavaria Shares, upon the terms and subject to the satisfaction of the conditions set forth in this Agreement; and

        NOW, THEREFORE, to effect such transactions and in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged by each Party, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                    ARTICLE I

                          CERTAIN DEFINITIONS AND TERMS

        1.1 SPECIFIC DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

        "Adverse Consequences" shall mean actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

        "Affiliate" shall mean with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person at the time at which the determination of affiliation is made. As used in this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interests, by contract or otherwise. (When used in relation to Buyer or Tony Stone, the term "Affiliate" shall include the Bavaria Entities after the Closing and when used in relation to a Bavaria Entity the term "Affiliate" shall include Buyer and Tony Stone after the Closing.)

        "Agreement" shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

        "Approved Images" shall have the meaning set forth in Section 4.10.

        "Authorizations" shall have the meaning set forth in Section 4.18.

        "Assets" means the assets of the Bavaria Entities, including all real and personal property owned or leased by the Bavaria Entities.

        "Bavaria" shall have the meaning set forth in the recitals.

        "Bavaria Entities" shall mean Bavaria and each of its Subsidiaries.

        "Bavaria Financial Statements" shall have the meaning set forth in
Section 4.12.

        "Bavaria Shares" shall have the meaning set forth in the recitals.

        "Benefit Plans" shall have the meaning set forth in Section 4.20.

        "Books and Records" shall mean all books, ledgers, files, reports, plans and operating records of, or maintained by or for, the Bavaria Entities.

        "Business" shall mean the business of the Bavaria Entities, taken together as a group, comprised of the licensing of still photography images to persons in the advertising, design, publishing and corporate markets.

        "Business Day(s)" shall mean any day or days other than a Saturday, a Sunday or a United States federal holiday or a state holiday in the State of New York.

        "Buyer" shall have the meaning set forth in the recitals.

        "Chosen Courts" shall have the meaning set forth in Section 10.15.

        "Closing" shall mean the closing of the transactions contemplated by this Agreement.

        "Closing Date" shall have the meaning set forth in Section 2.4(a).

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Confidentiality Agreement" shall mean the Agreement dated December 9, 1999 between Unicorn and Buyer.

        "Contracts" shall mean any agreements, contracts, leases, purchase orders, arrangements, commitments and licenses, whether oral or written.

        "Damages" shall mean any and all costs, damages, liabilities, fines, fees, penalties, interest obligations, deficiencies, losses, Taxes and expenses (including, without limitation, amounts paid in settlement, interest, court costs, costs of investigation, reasonable fees and expenses of attorneys, accountants, actuaries, and experts, and other reasonable expenses of litigation or mediation of any claim, default, or assessment), and diminution in value, including incidental and consequential damages, whether or not involving a third party claim.

        "Disclosure Schedule" shall have the meaning set forth in Article IV.

        "Employees" shall mean all current and former employees of the Bavaria Entities.

        "Encumbrances" shall mean any and all mortgages, pledges, assessments, security interests, leases, subleases, liens, adverse claims, tribal claims, levies, charges, options, warrants, assignments, rights to possession, rights of others or restrictions (whether on voting, sale, transfer, disposition or otherwise) or other encumbrances of any kind, whether imposed by agreement, understanding, law or equity, or any conditional sale contract, title retention contract, or other contract to give or refrain from giving any of the foregoing.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "GAAP" shall mean German generally accepted accounting standards applied on a basis consistent with the prior practices of the Bavaria Entities.

        "Governmental Authority" shall mean any court (including a court of equity), any federal, provincial, state, county, municipal or other government or governmental department, ministry, commission, board, bureau, agency or instrumentality, any securities commission, stock exchange or other regulatory or self regulatory body, any arbitrator or arbitration tribunal and any other tribunal, whether domestic or foreign.

        "Governmental Authorizations" shall mean all licenses, permits, certificates and other authorizations and approvals required (i) with respect to Buyer, Tony Stone, UBIBV, Holdings or a Bavaria Entity to perform their respective obligations hereunder and (ii) with respect to the Bavaria Entities, to carry on its business as currently conducted or presently proposed to be conducted under applicable laws, ordinances or regulations of any Governmental Authority.

        "Holdings" shall have the meaning set forth in the recitals.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Image" shall have the meaning set forth in Section 4.10.

        "Indemnified Parties" shall have the meaning set forth in Section
8.4(a).

        "Indemnifying Party" shall have the meaning set forth in Section 8.4(a).

        "Intellectual Property" shall have the meaning set forth in Section
4.10.

        "Intercompany Debt"shall mean the sum of $3,417,365.37 owing to Bavaria by United Finance Limited.

        "Knowledge of Seller" shall mean knowledge of at least one of the directors and executive officers of UBIBV or at least one of the following directors and executive officers of Visual Communications Group (VCG) B.V., a corporation organized under the laws of The Netherlands: Andrew Nugee, Michael Wolfson, Leo Shapiro, Charles Gregson, Neil Mepham (with respect only to Section 4.15) and David Moody and Rebecca Taylor (with respect only to Section 4.10) and Craig Baxendale (with respect only to Section 4.10). "Knowledge of Seller" shall include the knowledge that any of such persons would have had if he or she had made due inquiry.

        "Laws" shall mean any federal, state, foreign, or local law, statute, ordinance, rule, regulation, order, judgment or decree.
        "Leases" shall have the meaning set forth in Section 4.9.

        "Licensed Images" shall have the meaning set forth in Section 4.10.

        "Licensed Intellectual Property" shall have the meaning set forth in
Section 4.10.

        "Listed Intellectual Property" shall have the meaning set forth in
Section 4.10.

        "Material Adverse Effect" shall mean a material adverse effect on the validity or enforceability of this Agreement, on the ability of a particular Party to perform its obligations under this Agreement, or on the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of such Party.

        "Material Agreement" shall have the meaning set forth in Section 4.22.

        "Merger" shall have the meaning set forth in Section 4.23.

        "Notarial Deed" shall have the meaning set forth in Section 2.4(b).

        "Owned Images" shall have the meaning set forth in Section 4.10.

        "Owned Intellectual Property" shall have the meaning set forth in
Section 4.10.

        "Person" shall mean an individual, a corporation, a partnership, an association, a limited liability company, a trust or other entity or organization.

        "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (i) mergers, acquisitions or other business combinations, (ii) foreign investment or (iii) actions having the purpose or effect of monopolization or restraint of trade or lessening competition.

        "Returns" shall mean all information, notices, accounts, computations, returns, declarations, reports, estimates, information returns and statements of any nature regarding Taxes.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "UBIBV" shall have the meaning set forth in the recitals.

        "Software" shall have the meaning set forth in Section 4.10.

        "Subsidiaries" shall mean any corporation, company, partnership or other entity the majority of the voting equity or other ownership interests of which is owned, directly or indirectly, by the entity in connection with which the term is employed, and shall include, in the case of a partnership, any partnership whose general partner is the entity in connection with which the term is employed (when referring to Bavaria, "Subsidiaries" shall include without limitation each of the entities set forth on Schedule S attached hereto).

        "Taxes" shall mean all federal, state, local or foreign taxes, charges, duties, fees, imposts, levies or other assessments, in all cases in the nature of taxation, including, but not limited to income, gross receipts, windfall profits, capital, net worth, profits, corporate value added, capital duty, severance, real property, personal property, inheritance, gift, production, sales, use, license, excise, franchise, employment, withholding, transfer, ad valorem, inventory, capital stock, social security, national insurance, payroll, unemployment, severance, stamp, occupation or similar taxes, customs duties, fees, assessments and charges of any kind whatsoever, in each case: (i) whether computed on a separate, consolidated, combined, unitary or any other basis (including pursuant to a statutorily imposed transferee liability); and (ii) together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

        "Taxing Authority" shall mean the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes.

        "Tony Stone" shall have the meaning set forth in the recitals.

        "Unapproved Images" shall have the meaning set forth in Section 4.10.

        "Unicorn" shall have the meaning set forth in the recitals.

        1.2 OTHER TERMS. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have the meaning specifically ascribed to such terms wherever such terms appear elsewhere in this Agreement.

        1.3 OTHER DEFINITIONAL PROVISIONS.

            (a) References in this Agreement to "Sections," "Articles," "Exhibits," "Annexes" and "Schedules" are to sections, articles, exhibits, annexes and schedules herein and hereto unless otherwise indicated. Unless otherwise set forth herein, references in this Agreement to any document, instrument or agreement (including, without limitation, this Agreement) (i) shall include all exhibits, annexes, schedules and other attachments thereto,
(ii) shall include all documents, instruments or agreements issued or executed in replacement thereof and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time.

            (b) Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular or plural.

            (c) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

            (d) References to any statute or statutory provision shall be construed as a reference to such statute or statutory provision as in force at the date of this Agreement and as respectively subsequently amended, re-enacted or consolidated.

                                   ARTICLE II

                       PURCHASE AND SALE OF BAVARIA SHARES

        2.1 BASIC TRANSACTION. On the terms and subject to the conditions of this Agreement, and in reliance upon the representations and warranties of the Parties herein, at the Closing, Tony Stone agrees to purchase from Holdings, and Holdings agrees to sell, transfer and convey to Tony Stone, all of the Bavaria Shares for the consideration specified in Section 2.2 hereof.

        2.2 PURCHASE PRICE. At the Closing, as the Purchase Price to be paid by Tony Stone for the Bavaria Shares, Tony Stone shall pay to Holdings the aggregate sum of $17,000,000 plus the amount of Intercompany Debt (the "Purchase Price").

        2.3 [INTENTIONALLY OMITTED]

        2.4 CLOSING; DELIVERIES; PAYMENT.

            (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Carter, Ledyard & Milburn at Two Wall Street, New York, New York, commencing at 10:00 a.m. local time on March 26, 2000, or at such other, or such additional, time and place as the Parties hereto may mutually agree (the "Closing Date"). The Closing shall be deemed to have occurred at 12:01 a.m. local time, on the Closing Date.

            (b) At Closing, Holdings and Tony Stone shall cause a notary capable and authorized to execute a notarial deed of transfer of the Bavaria Shares (the "Notarial Deed") between Holdings and Tony Stone, whereas Holdings will in such deed, as sole shareholder of Bavaria grant its approval to the share transfer to Tony Stone. Furthermore, the parties will request the notary to inform the management of Bavaria about the share transfer. Simultaneously to the signing of this Agreement UBIBV and Holdings will sign powers of attorney in the required legal form to enable Tony Stone to acquire the Bavaria Shares on the basis of the notarial transfer deed in the agreed form. The Bavaria Shares shall be delivered to Tony Stone free and clear of all liens, pledges, encumbrances, claims, security interests, charges, voting trusts, voting agreements, other agreements, rights, options, warrants or restrictions or claims of any kind, nature or description, other than pursuant to this Agreement. At the Closing, UBIBV and Holdings shall also deliver such certificates, instruments, and documents as are required of UBIBV under the terms and provisions of this Agreement, all of which shall be in form and substance reasonably satisfactory to Buyer and Tony Stone.

            (c) At the Closing, Tony Stone shall pay the Purchase Price to Holdings for the Bavaria Shares in immediately available funds by wire transfer to such account(s) as shall be designated by Holdings in writing at least two
(2) full Business Days prior to the Closing. Buyer and Tony Stone shall deliver such certificates, instruments and documents as are required of Buyer and Tony Stone under the terms and provisions of this Agreement, all of which shall be in form and substance reasonably satisfactory to Holdings.

            (d) On the Closing Date, Holdings will cause United Finance Limited to settle the Intercompany Debt and shall put United Finance Limited in funds to do so in an amount equal to the Intercompany Debt. If and to the extent that following payment of all Intercompany Debt any amount is or may become payable by any of the Bavaria Entities to Holdings or any Affiliate of Holdings (other than a Bavaria Entity), or by Holdings or any Affiliate of Holdings to any Bavaria Entity, the occurrence of Closing shall take effect as a waiver by UBIBV and Holdings, each for itself and on behalf of each of their Affiliates, of any amount so payable.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                           CONCERNING THE TRANSACTION

        3.1 REPRESENTATIONS AND WARRANTIES OF UNICORN, HOLDINGS AND UBIBV. Unicorn, Holdings and UBIBV jointly and severally represent and warrant to Buyer and Tony Stone that the statements contained in this Section 3.1 are correct and complete with respect to itself as of the February 27, 2000 and will be correct and complete with respect to itself as of the Closing Date (as though made then and as though the Closing

Date were substituted for the date of this Agreement throughout this Section 3.1), except as set forth in Section 3.1 of the Disclosure Schedule attached hereto.

            (a) Organization. Each of Unicorn, Holdings and UBIBV is a company duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            (b) Execution; Authorization of Transaction. Each of Holdings, UBIBV and Unicorn has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the receipt of the approvals, consents and authorizations contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by each of Holdings, UBIBV and Unicorn and constitutes a legal, valid and binding obligation of Holdings, UBIBV and Unicorn, enforceable against each of them in accordance with its terms and conditions, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act and as otherwise set forth in Section 3.1 to the Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery by each of Holdings, UBIBV and Unicorn of this Agreement or the consummation by each of them of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by each of Holdings, UBIBV and Unicorn nor the consummation by them of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective articles of association or bylaws (or similar governing documents) of Holdings, UBIBV, Unicorn or any of the Bavaria Entities, or (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or lien) under, any of the terms, conditions or provisions of any Law applicable to Holdings, UBIBV, Unicorn or any of the Bavaria Entities or any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Holdings, UBIBV, Unicorn or any of the Bavaria Entities is a party or by which any of them or any of their respective properties or assets may be bound, except in the case of violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (c) Brokers' Fees. None of Holdings, UBIBV or Unicorn has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Bavaria Entities or Buyer or Tony Stone could become liable or obligated.

            (d) Bavaria Shares. Holdings is the legal and beneficial owner of all of the Bavaria Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act, state securities laws and restrictions on transfer set forth in the Articles of Association of Bavaria), Taxes, Encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Holdings is not a party to any option, warrant, purchase right, or other contract or commitment that could require Holdings to sell, transfer, or otherwise dispose of any capital stock of Bavaria (other than this Agreement). Holdings is not a party to any trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Bavaria. The Bavaria Shares owned by Holdings constitute 100% of the outstanding voting capital of Bavaria. No dividends or other distributions of cash or property have been declared on the Bavaria Shares to any person which are due and/or have remained unpaid.

            (e) Litigation Regarding Bavaria Shares. There are no actions, suits, claims, investigations or legal or administrative or arbitration (or other binding alternative dispute resolution) proceedings pending or, to the Knowledge of Seller, threatened by or against: (I) Holdings, relating to the Bavaria Shares owned by Holdings, or (II) UBIBV or Holdings relating to this Agreement and/or the transactions contemplated hereby, before any court, governmental agency or other body, and no judgment, order, writ, injunction, decree or other similar command of any court or governmental agency or other body has been entered against or served upon: (I) Holdings, relating to the Bavaria Shares owned by Holdings, or (III) UBIBV or Holdings relating to this Agreement and/or the transactions contemplated hereby.

        3.2 REPRESENTATIONS AND WARRANTIES OF THE BUYER. Buyer represents and warrants to Holdings and UBIBV that the statements contained in this Section 3.2 are correct and complete as of February 27, 2000 and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.2), except as set forth in Section 3.2 of the Disclosure Schedule attached hereto.

            (a) Organization. Each of Buyer and Tony Stone is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            (b) Execution; Authorization of Transaction. Each of Buyer and Tony Stone has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the receipt of the approvals, consents and authorizations contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Buyer and Tony Stone and constitutes a legal, valid and binding obligation of Buyer and Tony Stone, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act and as otherwise set forth in Section 3.2 to the Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery by Buyer and Tony Stone of this Agreement or the consummation by Buyer and Tony Stone of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by Buyer and Tony Stone nor the consummation by Buyer and Tony Stone of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws (or similar governing documents) of Buyer or Tony Stone, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or lien) under, any of the terms, conditions or provisions of any Law applicable to Buyer or Tony Stone or any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Buyer or Tony Stone is a party or by which Buyer, Tony Stone or any of their properties or assets may be bound, except in the case of violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (c) Brokers' Fees. Neither Buyer nor Tony Stone has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Holdings, UBIBV or Bavaria could become liable or obligated.

            (d) Investment. Tony Stone is acquiring the Bavaria Shares solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Buyer and Tony Stone acknowledge that the Bavaria Shares are not registered under the Securities Act or any applicable state securities law, and that such Bavaria Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulation as applicable.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                   OF HOLDINGS CONCERNING THE BAVARIA ENTITIES

        Holdings represents and warrants to Buyer and Tony Stone, as of February 27, 2000 and as of the Closing Date (except that representations and warranties that are made as of a specific date need to be true only as of such date), as provided in Annex A hereto, subject to and except as disclosed in the Disclosure Schedule delivered by Holdings to Buyer and Tony Stone and initialed by the Parties (the "Disclosure Schedule"). For purposes of this Agreement the disclosure of any matter in any Section of the Disclosure Schedule shall serve as sufficient disclosure for purposes of all of the representations and warranties contained in Annex A hereto as to which the descriptive nature of the disclosure provides sufficient notice of the materials, facts or items described therein to indicate such disclosure's relevancy to other representations and warranties.

                                    ARTICLE V

                              PRE-CLOSING COVENANTS

        The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

        5.1 GENERAL. Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VII below).

        5.2 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue or cause to be issued any press release or make or cause to be made any public announcement relating to the subject matter of this Agreement prior to the Closing (except for the joint press release to be made on or about the Closing Date in the form attached hereto as Exhibit A), without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law, as a result of being listed on an exchange or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure). The provisions of this Section 5.2 shall supersede any conflicting provision contained in the Confidentiality Agreement.

        5.3 DISCLOSURE. All information delivered to Buyer and Tony Stone by UBIBV, Holdings or the Bavaria Entities, or to which Buyer and Tony Stone have been provided access by UBIBV, Holdings or the Bavaria Entities or in connection with this Agreement and the transactions contemplated hereby shall be subject to the terms of the

Confidentiality Agreement, which Confidentiality Agreement shall survive the Closing or any termination of this Agreement.

        5.4 OPERATION OF BUSINESS. Except as contemplated by this Agreement, Holdings shall procure that each of the Bavaria Entities, shall conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use their commercially reasonable efforts: (i) to preserve intact its current business organizations, and (ii) to keep available the service of its current officers and employees and to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Closing Date. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in the Disclosure Schedule, prior to the Closing Date no Bavaria Entity will, without the prior written consent of Buyer and Tony Stone:

            (a) amend its certificate of incorporation or bylaws (or other similar governing instrument);

            (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, without limitation, any stock options or stock appreciation rights);

            (c) (i) split, combine or reclassify any shares of its capital stock; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries;

            (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of itself or any of its subsidiaries;

            (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary;

            (f) (i) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the ordinary and usual course of business consistent with past practice and in amounts not material to the Bavaria Entities taken as a whole; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary and usual course of business consistent with past practice and in amounts not material to the Bavaria Entities, taken as a whole, and except for obligations of the wholly-owned Subsidiaries of Bavaria;
(iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to the wholly-owned Subsidiaries of Bavaria or customary loans or advances to employees in the ordinary and usual course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of any of the Bavaria Entities; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

            (g) except as may be required by Law or as contemplated by this Agreement, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except as set forth in Section 5.4(g) of the Disclosure Schedule, as required under existing agreements, and hiring and compensation adjustments occurring in the ordinary course of business consistent with past practices) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of February 27, 2000 (including, without limitation, the granting of stock appreciation rights or performance units);

            (h) acquire, sell, lease or dispose of any assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to the Bavaria Entities taken as a whole, enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice or grant any exclusive distribution rights;

            (i) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices used by it;

            (j) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by GAAP;

            (k) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement, other than in the ordinary and usual course of business consistent with past practice, or amend in any material respect any of the Material Agreements (iii) authorize any new capital expenditure or expenditures which, individually, are in excess of $60,000 or, in the aggregate, are in excess of $250,000 or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder; provided that notwithstanding the foregoing each Bavaria Entity shall continue to make any capital expenditure in accordance with any capital expenditure plan in existence at February 27, 2000;

            (l) make or revoke any Tax election, or settle or compromise any Tax liability or change (or make a request to any taxing authority to change) any aspect of its method of accounting for Tax purposes;

            (m) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction contemplated by this agreement or in the ordinary and usual course of business consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of Bavaria and its Subsidiaries, or otherwise incurred in the ordinary and usual course of business consistent with past practice, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which any of the Bavaria Entities is a party; provided that each Bavaria Entity shall continue to pay its creditors as they fall due in the period up to the Closing Date consistent with past practices;

            (n) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

            (o) enter into any agreement or arrangement that limits or otherwise restricts the Bavaria Entities or any successor thereto or that could, after the Closing Date, limit or restrict the Bavaria Entities or any successor thereto, from engaging or competing in any line of business or in any geographic area;

            (p) commit to any new expenditure in respect to iSwoop; or

            (q) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.4(a) through 5.4(p) or any action which would make any of the representations or warranties of Holdings contained in this Agreement (i) which are qualified as to materiality untrue or incorrect or (ii) which are not so qualified untrue or incorrect in any material respect.

        5.5 NOTICES; HSR. (a) Each of the Parties will give any notices to, make any filings with, and use its reasonable commercial efforts (in the case of Buyer, subject to the provisions of Section 5.5(c) below) to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.1(b) and Section 3.2(b) above. Without limiting the generality of the foregoing, each of the Parties (or appropriate Affiliates) have filed the Notification and Report Forms and related material were required to be filed with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") under the HSR Act, and each of the Parties will make (and UBIBV and Holdings will cause their appropriate Affiliates to make) any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith. Any filing fees required in connection with filings under the HSR Act shall be borne by Buyer.

            (b) Each of Bavaria and Buyer shall use its reasonable efforts to
(i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to the DOJ, the FTC or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and
(iii) consult with each other in advance to the extent practicable of any meeting or conference with the DOJ, the FTC or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or such other applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

            (c) In furtherance and not in limitation of the covenant of Buyer set forth in Sections 5.5(a) and (b) above, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Authority which would make this Agreement or the other transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of this Agreement or the other transactions contemplated hereby, Buyer shall use its best efforts, including without limitation, selling, holding separate or otherwise disposing of or conducting its business in a specified manner, or agreeing to sell, hold separate or otherwise dispose of or conduct its business in a specified manner or permitting the sale, holding separate or other disposition of, any assets of Buyer or its Subsidiaries or Affiliates or the conducting of their business in a specified manner, to vigorously contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the consummation of this Agreement or the other transactions contemplated hereby and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit the consummation of the transactions contemplated by this Agreement.

        5.6 ASSISTANCE. Subject to Section 5.3 hereof, UBIBV and Holdings shall provide Buyer and Tony Stone with such assistance as they may reasonably request and shall generally assist Buyer with respect to the introduction of Buyer and Tony Stone, and their representatives and agents, to appropriate governmental agencies or officials having regulatory jurisdiction over the Business and shall cooperate generally with Buyer and Tony Stone in all reasonable respects, including, with limitation, communications with employees, customers and suppliers.

        5.7 ISSUANCE OF SECURITIES. Except as otherwise contemplated hereby neither UBIBV nor Holdings shall permit any of the Bavaria Entities to (i) issue any debt or equity security or any options or warrants, (ii) enter into any subscriptions, agreements, plans or other commitments pursuant to which any of the Bavaria Entities is or may become obligated to issue any shares of its capital stock or any securities convertible into shares of its capital stock,
(iii) otherwise change or modify its capital structure, (iv) make interim distributions, (v) engage in any reorganization or similar transaction, or (vi) agree to take any of the foregoing actions.

        5.8 OTHER CHANGES. Holdings and/or the Bavaria Entities may (i) make capital expenditures of an emergency nature required to avoid imminent material damage to or shutdown of the Business, or reasonably necessary for safety reasons, (ii) take such actions as may be required by law, (iii) change, for any Employee who is not exempt from the overtime provisions of the Fair Labor Standards Act, the method of calculating the regular rate of pay for overtime pay calculation purposes to using a weighted average of the different rates earned by the Employee during the workweek.

        5.9 [INTENTIONALLY OMITTED]

        5.10 BONUSES. At the Closing Date, Holdings shall procure that no amounts in the nature of bonus payments will remain payable by any Bavaria Entity to any of its employees or former employees (i) for the calendar year ended December 31, 1999, or (ii) in the nature of "stay or loyalty bonuses" payable to any employee of a Bavaria Entity in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI

                             POST-CLOSING COVENANTS

        The Parties agree as follows with respect to the period following the
Closing:

        6.1 FURTHER ACTIONS REGARDING TRANSFER. From and after the Closing, each Party hereto shall, if reasonably requested by any other Party, execute and deliver such further instruments of conveyance and transfer and take such other reasonable action as may be necessary or desirable to provide more effectively the sale and transfer of the Bavaria Shares to Tony Stone.

        6.2 CONFIDENTIALITY. For a period of three years after the Closing, UBIBV, Holdings, Unicorn and their Affiliates shall not divulge, furnish or make available, to anyone (other than Buyer, UBIBV, Holdings, Unicorn and their respective Affiliates) any knowledge or information with respect to any proprietary information of the Bavaria Entities. This Section 6.2 shall not apply to any such proprietary information which (i) shall have entered the public domain or become available to the public through no act or omission of UBIBV, Holdings, Unicorn or any Affiliate of the foregoing, (ii) shall have become available to UBIBV, Holdings, Unicorn or any Affiliate of the foregoing from a third party whom UBIBV, Holdings, Unicorn or such Affiliate of the foregoing reasonably believes is not obligated to the Bavaria Entities or Buyer or Tony Stone to keep such proprietary information confidential, or (iii) shall be required by law to be disclosed.

        6.3 COVENANTS. Each of UBIBV, Holdings, Unicorn and their Affiliates undertakes with the Buyer and Tony Stone that, without the prior written consent of Buyer it will not and it will procure that none of their respective Affiliates will:

            (a) for the period of 3 years after the date of this Agreement, either on its own account or in conjunction with or on behalf of any person carry on or be engaged, concerned or interested (directly or indirectly and whether as principal, shareholder, agent, consultant, partner or otherwise) in carrying on the Business, provided, however, that the provisions of this Section 6.3(a) shall in no way be construed to restrict UBIBV, Holdings, Unicorn and their Affiliates that are currently engaged in an activity that competes with the Business from continuing to engage in such activity at levels which are not materially greater than the levels at which such activity is currently conducted; or

            (b) for the period of 3 years after the date of this Agreement, either on its own account or in conjunction with or on behalf of any other person, solicit or endeavor to entice away from any Bavaria Entity, with a view to obtaining its business in relation to the business, any person who is (and was at the Closing Date) a customer of a Bavaria Entity; or

            (c) for the period of 3 years after the date of this Agreement, either on its own account or in conjunction with or on behalf of any person, employ, solicit or endeavor to entice away from any Bavaria Entity any person employed or engaged by any Bavaria Entity in an executive or managerial capacity, whether or not such person would commit a breach of contract by reason of leaving service or office, except for Leo Shapiro and Andrew Nugee. For purposes of this section 6.3(c), bona fide public advertisements shall not be deemed to constitute "solicitation" or "enticement" in violation of the provisions hereof; or

            (d) Notwithstanding the foregoing, none of UBIBV, Holdings, Unicorn and their Affiliates shall, either on its own account or in conjunction with or on behalf of any person, employ solicit or endeavour to entice Michael Wolfson away from Buyer or Buyer's Affiliates for so long as Mr Wolfson is employed by Buyer or one of Buyer's Affiliates, provided, however, that the foregoing restriction shall not apply in the event that, by the Closing Date, Mr Wolfson has not agreed to become an employee of Buyer or one of Buyer's Affiliates following the Closing Date.

        6.4 ACCESS TO INFORMATION.

            (a) In order to facilitate the resolution of any third-party claims made by or against or incurred by or indemnified by UBIBV prior to or after the Closing, upon reasonable notice, Buyer and Tony Stone shall, after the Closing:
(i) afford the officers, employees and authorized agents and representatives of UBIBV and Holdings reasonable access, during normal business hours, to the offices, properties, books and records of Buyer, Tony Stone and the Bavaria Entities with respect to the Business for the period prior to the Closing; (ii) furnish to the officers, employees and authorized agents and representatives of UBIBV and Holdings such additional financial and other information regarding the Business for the period prior to the Closing as Buyer, Tony Stone or any Bavaria Entity has in its possession and UBIBV and Holdings may from time to time reasonably request; and (iii) make available to UBIBV and Holdings, the employees of Buyer, Tony Stone and the Bavaria Entities whose assistance, testimony or presence is necessary to assist UBIBV and Holdings in evaluating any such claims and in defending such claims, including the presence of such persons as witnesses in hearings on trials for such purposes; provided, however, that such investigation shall not unreasonably interfere with the businesses or operations of Buyer, Tony Stone or any of their Affiliates; and provided, however, that Buyer and Tony Stone shall not be obligated to disclose any information which they or any of their Affiliates holds under a legally binding obligation of confidentiality or which is protected by any privilege.

            (b) In order to facilitate the resolution of any third-party claims made by or against or incurred by Buyer or Tony Stone after the Closing, upon reasonable notice, UBIBV and Holdings and, with respect to Taxes, Unicorn shall, after the Closing: (i) afford the officers, employees and authorized agents and representatives of Buyer and Tony Stone reasonable access, during normal business hours, to the offices, properties, books and records of UBIBV and Holdings (and, as regards Taxes, of Unicorn) with respect to the Business and the Assets for the period prior to the Closing; (ii) furnish to the officers, employees and authorized agents and representatives of Buyer and Tony Stone such additional financial and other information regarding the Business and the Assets for the period prior to the Closing as Buyer and Tony Stone may from time to time reasonably request; and (iii) make available to Buyer and Tony Stone the employees of UBIBV and Holdings (and, as regards Taxes of any Bavaria Entity, of Unicorn) whose assistance, testimony or presence is necessary to assist Buyer in evaluating any such claims and in defending such claims, including the presence of such persons as witnesses in hearings or trials for such purposes; provided, however, that such investigation shall not unreasonably interfere with the businesses or operations of UBIBV, Holdings, Unicorn or any of their Affiliates; and provided, however, that neither UBIBV nor Holdings nor Unicorn shall be obligated to disclose any information which it or any of its Affiliates holds under a legally binding obligation of confidentiality or which is protected by any privilege.

        6.5 REMOVAL OF TRADEMARKS, ETC. As promptly as practicable after the Closing, and in no event later than ninety (90) days after the Closing Date, Buyer and Tony Stone agree to (and will cause the Bavaria Entities to) cease use of and to delete, remove or otherwise obliterate from the Assets, and from all packaging, advertisements, marketing and promotional materials and other materials used by the Bavaria Entities, all trade names and trademarks of UBIBV, Holdings and their Affiliates, including, but not limited to, references to "United News & Media" "UNM" and derivatives thereof, and logos associated therewith, provided, however, that for a period of six months following the Closing Date, Buyer, Tony Stone and their Affiliates shall be permitted to dispose of inventory included in the Assets on the Closing Date which bears the trade names or trade-marks of UBIBV, Holdings and their Affiliates, and provided further that Buyer, Tony Stone and their Affiliates may, following the Closing Date, ship, deliver and display catalogs bearing such trade names or trademarks which have been produced prior to the Closing Date.

        6.6 CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other similar taxes and fees (including any penalties and interest, but excluding taxes imposed on income) incurred in connection with this Agreement, shall, whether imposed upon UBIBV, Holdings, Buyer, Tony Stone or any Bavaria Entity, be borne by Buyer or Tony Stone. UBIBV and Holdings will file all necessary Returns and other documentation with respect to all such taxes, and, if required by applicable law, Buyer and Tony Stone will, and will cause the Bavaria Entities to, join in the execution of any such Returns and other documentation. All costs and expenses incurred in connection with UBIBV's and Holdings' filing of Returns hereunder shall be borne by Buyer or Tony Stone. Buyer, Tony Stone and each of UBIBV and Holdings further agree (and each shall cause the Bavaria Entities to), upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any such tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

        6.7 TAX RETURNS; UTILIZATION OF TAX LOSSES.

            (a) In respect of any Tax accounting period of any Bavaria Entity ending on or before the Closing Date, Holdings and such of Holdings' Affiliates as are legally competent to do so ("the Surrendering Companies") shall be entitled (but not required) to surrender and Buyer and Tony Stone shall procure that the relevant Bavaria Entity shall cooperate with the Surrendering Companies to accept, receive or utilize some or all Tax losses of the relevant Surrendering Company so as to reduce or extinguish any pre-Closing Tax liability of the Bavaria Entity.

            (b) To the extent that a Tax loss surrendered in accordance with paragraph (a) above reduces or eliminates a Tax liability for any 1999 Tax accounting period that was provided for in the Bavaria Financial Statements, Buyer and Tony Stone shall cause the relevant Bavaria Entity to pay as consideration to the relevant Surrendering Company an amount certified by Bavaria's auditors to be equal to the difference between (i) the Tax otherwise due and payable absent such surrender and (ii) the Tax due and payable taking into account such surrender. Any payments that are due to be made by the relevant Bavaria Entity hereunder shall be made on the date on which the Tax that is saved by virtue of such surrender would otherwise first have been due and payable. To the extent that a Tax liability for any 1999 Tax accounting period is either paid to the relevant Taxing Authority or reduced by reasons of a Tax loss surrendered by a Surrendering Company that is reimbursed pursuant to this Section 6.7(b), the accrual or reserve for Taxes in the Bavaria Financial Statements shall be reduced for purposes of Section 8.2(c) hereof.

            (c) To the extent that a Tax loss surrendered in accordance with
Section 6.7(a) reduces or eliminates a Tax liability that was not provided for in the Bavaria Financial Statements, in respect of a 1999 Tax accounting period, no payment shall be made therefor by the relevant Bavaria Entity but the full value or benefit of such surrender to the relevant Bavaria Entity shall be taken into account when computing the amount of any Adverse Consequences suffered by any relevant Bavaria Entity.

            (d) (i)Holdings, or its duly authorized agents, shall be responsible for and have the conduct of preparing, submitting and agreeing all Returns of the Bavaria Entities (and correspondence and other documentation relating thereto) with respect to Tax accounting periods ending on or before the December 31, 1999, subject to all such Returns being submitted in draft form to Buyer or to Buyer's duly authorized agent for comment at least 42 days before the same are due to be submitted to the relevant Taxing Authority. Buyer or Buyer's agents shall within 21 days of such submission provide written comments thereon to Holdings and if Holdings shall not have received comments within that period, Buyer shall be deemed to have approved such draft Returns. Such deemed approval shall not by itself constitute a waiver of Buyer's other rights, if any, under this Agreement. If Buyer or Buyer's agents shall have made any written comments in accordance with the provisions of this Section, Holdings shall not unreasonably refuse to adopt such comments provided that Holdings and Holdings' agents shall not be obliged to submit any Return to any relevant Taxing Authority unless reasonably satisfied that it is accurate and complete in all material respects. UBIBV and Holdings, on the one hand, and Buyer and Tony Stone, on the other hand, shall respectively afford (or procure to be afforded) to the other or to the other's agents such information and assistance as may reasonably be required to prepare, submit and agree all relevant Returns.

            (ii) Holdings, or its duly authorized agents, shall be responsible for and have the conduct of preparing, submitting and agreeing to the relevant fiscal unity Returns of the Bavaria Entities for Tax accounting periods beginning prior to the Closing Date (and correspondence and other documentation relating thereto) subject to all such returns being submitted in draft form to Buyer or to Buyer's duly authorized agent for comment at least 42 days before the same are due to be submitted to the relevant Taxing Authority. Buyer or Buyer's agents shall within 21 days of such submission provide written comments thereon to Holdings and if Holdings shall not have received comments within that period, Buyer shall be deemed to have approved such draft Returns. Such deemed approval shall not by itself constitute a waiver of Buyer's other rights, if any, under this Agreement. If Buyer or Buyer's agents shall have made any written comments in accordance with the provisions of this Section, Holdings shall not unreasonably refuse to adopt such comments provided that Holdings and Holdings' agents, shall not be obliged to submit any Return to any relevant Taxing Authority unless reasonably satisfied that it is accurate and complete in all material respects. UBIBV and Holdings, on the one hand, and Buyer, on the other hand, shall respectively afford (or procure to be afforded) to the other or to the other's agents such information and assistance as may reasonably be required to prepare, submit and agree all relevant Returns.

            (iii) Except as provided in Section 6.7(d)(ii), Buyer, or its duly authorized agents, shall be responsible for and have the conduct of preparing, submitting and agreeing all Returns (and correspondence and other documentation relating thereto) of Bavaria Entities for Tax accounting periods beginning on or after January 1, 2000, subject to all such Returns for which Buyer will seek indemnification under Section 8.2(c) hereof being submitted in draft form to UBIBV or to UBIBV's duly authorized agent for comment at least 42 days before the same are due to be submitted to the relevant Taxing Authority. UBIBV or UBIBV's agents shall within 21 days of such submission provide written comments thereon to Buyer and if Buyer shall not have received comments within that period, UBIBV shall be deemed to have approved such draft Returns. Such deemed approval shall not by itself constitute a waiver of UBIBV's other rights, if any, under this Agreement. If UBIBV or UBIBV's agents shall have made any written comments in accordance with the provisions of this Section, Buyer shall not unreasonably refuse to adopt such comments provided that Buyer and Buyer's agents shall not be obliged to submit any Return to any relevant Taxing Authority unless reasonably satisfied that it is accurate and complete in all material respects. UBIBV and Buyer shall respectively afford (or procure to be afforded) to the other or to the other's agents such information and assistance as may reasonably be required to prepare, submit and agree all relevant Returns.

            (e) (i) To the extent that it does not result in more than nominal Adverse Consequences to any of them, Buyer shall procure that all Bavaria Entities shall cause the agreed Returns referred to in Section 6.7(d) and, subject to Section 6.7(a) above, all such claims, disclaimers, surrenders and elections as may be directed by UBIBV relating to all such Returns of all Bavaria Entities for Tax accounting periods ending on or before the Closing Date to be authorized, signed and returned to UBIBV for submission to the Taxing Authority as soon as is reasonably practicable. UBIBV and Holdings shall submit such claims, disclaimers, surrenders and elections to the relevant Bavaria Entity for such signature sufficiently in advance of the required filing date for the relevant Bavaria Entity to adequately review such claim, disclaimer, surrender or election.

            (ii) Buyer shall, and shall procure that all Bavaria Entities, cooperate with UBIBV and Holdings, and their agents, as and to the extent reasonably requested by UBIBV or Holdings, in connection with UBIBV's or Holdings' exercise of their rights and responsibilities under this Section 6.7. Such cooperation shall include retention and (upon UBIBV's or Holdings' request) the provision of records and information which are reasonably relevant to such exercise, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. UBIBV and Holdings shall reimburse Buyer and the Bavaria Entities for any reasonable out of pocket expenditures incurred by them by reason of such cooperation.

        6.8 LEASES. Buyer shall indemnify Holdings and its Affiliates, in the manner and subject to the limitations set forth in Article VIII, from and against any and all claims and Adverse Consequences arising from the Leases for all periods after the Closing Date.

        6.9 INDEMNIFYING PARTY In the event that the net worth of UBIBV shall, at any time during the period for which UBIBV is obligated to indemnify Buyer pursuant to Section 8.1 and 8.2 hereof, be less than $650,000,000, Unicorn shall cause one of its Affiliates having a net worth of not less than $650,000,000 execute such agreement(s) as may be reasonably requested by Buyer including legal opinions or other assurances as to the enforceability of such agreements to provide for the assignment by UBIBV and the assumption by such Affiliate of UBIBV's indemnification obligations pursuant to such Section, provided that in no event shall such indemnification obligations be expanded or increased beyond the limitations set forth in such Section.

        6.10   SHARE OPTIONS

                (a) Definitions

                                                            the "SCHEMES" the
                                                          Sharesave Plan, the
                                                    1994 International Scheme,
                                                    the 1994 UK Scheme and the
                                                    1994 SAYE and any other
                                                    share option schemes adopted
                                                    and operated by UBIBV;

                                                            the "THE 1994
                                                    INTERNATIONAL SCHEME"
                                                          the Unapproved 1994
                                                    International Executive
                                                    Share Option Scheme;

                                                            the "1994 SAYE"
                                                          the Approved 1994 UK
                                                    Executive Share Option
                                                    Scheme;

                                                            the "SHARESAVE PLAN"
                                                          the 1997 Unapproved
                                                    United News & Media plc
                                                    International Sharesave
                                                    Plan;

                                                            the "OPTION"
                                                          an option over shares
                                                    in the issued ordinary share
                                                    capital of Unicorn, the
                                                    terms of which are as
                                                    determined by the applicable
                                                    Scheme;

                                                            "RELEVANT
                                                          EMPLOYEE" a person who
                                                    is an employee of any one or
                                                    more Bavaria Entities on or
                                                    after Closing and who
                                                    currently has or may in the
                                                    future have any rights under
                                                    any of the Schemes, which
                                                    expression shall include the
                                                    personal representatives of
                                                    such individual and any
                                                    other person deriving rights
                                                    under any such Scheme from
                                                    such individual;

                                                            "RETAINED
                                                          GROUP" UBIBV and any
                                                    subsidiary or subsidiary
                                                    undertaking or any holding
                                                    company for the time being
                                                    of UBIBV, or any subsidiary
                                                    or subsidiary undertaking of
                                                    such holding company other
                                                    than the Bavaria Entities;

                                                            "SCHEME RIGHTS"
                                                          the right of a
                                                    Relevant Employee under the
                                                    Schemes to exercise any
                                                    Option under the Schemes on
                                                    or in consequence of Closing
                                                    in favor of such Relevant
                                                    Employee.

            (b) UBIBV's Obligations

                Where Scheme Rights confer upon any Relevant Employee any legal or contractual right to exercise any outstanding Option under any Scheme and any Relevant Employee elects to exercise any outstanding Option under any Scheme in accordance with such legal or contractual right, then UBIBV shall or shall procure that all relevant shares or securities are issued to the Relevant Employee in satisfaction of such exercise.

            (c) Buyer's Obligations

                Buyer shall co-operate with UBIBV to ensure that, following Closing, it shall, at the request of UBIBV, take such steps as shall be reasonably necessary or desirable to enable the Retained Group to efficiently administer the Schemes in an effective and timely manner in relation to the Relevant Employees (including enabling the Retained Group to utilize the payroll services of the Bavaria Entities to effect any payment and any consequential deductions therefrom in respect of income tax, social security or the like required to be made as a result of UBIBV acquitting its responsibilities under paragraph 2 above.). In particular, and without prejudice to the generality of the foregoing, Buyer shall procure that neither they nor any of the Bavaria Entities grant or purport to grant any rights or entitlements under any Scheme nor does nor purports to do anything pursuant to any Scheme. For the avoidance of doubt, as between the Parties, Buyer shall be responsible for any relevant Taxes occurring upon exercise of Scheme Rights as employer of the Relevant Employees.

                                  ARTICLE VII

                        CONDITIONS TO OBLIGATION TO CLOSE

        7.1 CONDITIONS TO OBLIGATION OF BUYER AND TONY STONE. The obligations of Buyer and Tony Stone under this Agreement and the consummation by Buyer and Tony Stone of the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived by Buyer and Tony Stone in writing:

            (a) Performance of Obligations of Holdings and UBIBV. Each of Holdings and UBIBV shall have materially performed all obligations required to be performed by it under this Agreement, and materially complied with all covenants for which compliance by it is required under this Agreement, prior to or at the Closing.

            (b) Closing Documentation. Buyer and Tony Stone shall have received the following documents, agreements and instruments from UBIBV and Holdings:

                (i) Duly executed Notarial Deeds, stock powers and stock transfer forms, together with share certificates, if applicable, for the Bavaria Shares described in Section 2.4(b) hereof in forms mutually agreeable to the parties;

                (ii) Certificates signed by an officer or director of each of Holdings and UBIBV certifying as to the matters set forth in Section 7.1(a) above with respect to Holdings and UBIBV;

                (iii) An opinion of Carter, Ledyard & Milburn, counsel for Holdings and UBIBV, dated the date of the Closing and addressed to Buyer and Tony Stone, in form and substance reasonably acceptable to Buyer and Tony Stone, together with such opinions of Baker & McKenzie, or other counsel reasonably acceptable to Buyer and Tony Stone, as shall be required;

                (iv) [Intentionally Omitted]

                (v) [Intentionally Omitted]

                (vi) A certified excerpt from the commercial register of the Lower Court Dusseldorf regarding Holdings not older than 14 days certifying that the persons acting on behalf as Holding as its managing directors are the recorded managing directors of Holdings jointly authorized to represent the company.

                (vii) Signed resignation letters of all directors and officers of the Bavaria Entities requested by Buyer and Tony Stone prior to Closing (or actions of the Shareholders and Board of Directors of Bavaria removing such persons as directors and officers); and

                (viii) All other instruments and documents required by this Agreement to be delivered by Holdings or UBIBV to Buyer and Tony Stone on or before the Closing.

            (c) Approval of Legal Matters. The form of all instruments, certificates and documents to be executed and delivered by Holdings or UBIBV to Buyer and Tony Stone pursuant to this Agreement shall be reasonably satisfactory to Buyer and its counsel, none of whose approval shall be unreasonably withheld or delayed.

            (d) No Litigation. Except with respect to matters relating to antitrust laws including the HSR Act which, for purposes of this Section 7.1 are addressed exclusively in Section 7.1(e) below:

                (i) No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction; provided, however, that no such action, suit or proceeding commenced or threatened by a private person or entity shall constitute failure of a condition to Buyer's obligations under this Agreement; and

                (ii) No order, decree or ruling of any governmental authority or court shall have been entered prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

            (e) Hart-Scott-Rodino Waiting Period. All applicable waiting periods under the HSR Act shall have expired without any indication by the Department of Justice or the Federal Trade Commission that either of them intends to challenge the transactions contemplated hereby, provided, however, that nothing in this
Section 7.1(e) shall be construed to constitute a modification of Buyer's obligations as set forth in Section 5.5 hereof.

            (f) Laws. No statute, rule, regulation or order shall have been adopted or promulgated which materially adversely affects the Business, the Assets of the Bavaria Entities taken together as a whole.

            (g) Financial Capacity. Buyer shall have obtained sufficient funds to purchase the Bavaria Shares on the terms and conditions contemplated by this Agreement after using its reasonable commercial efforts to obtain such funds.

        7.2 CONDITIONS TO OBLIGATION OF UNICORN, HOLDINGS AND UBIBV. The obligations of Unicorn, Holdings and UBIBV under this Agreement and the consummation by Unicorn, Holdings and UBIBV of the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived by Unicorn, Holdings and UBIBV in writing:

            (a) Performance of Obligations of Buyer and Tony Stone. Each of Buyer and Tony Stone shall have performed all obligations required to be performed by it under this Agreement, and complied with all covenants for which compliance by it is required under this Agreement, prior to or at the Closing.

            (b) Closing Documentation. Holdings and UBIBV shall have received the following documents, agreements and instruments from Buyer and Tony Stone:

                (i) Payment of the Purchase Price pursuant to Section 2.2 hereof and duly executed Notarial Deed for the Bavaria Shares described in Section 2.4(b) hereof, each in forms mutually agreeable to the parties;

                (ii) A certificate signed by an officer of each of Buyer and Tony Stone certifying as to the matters set forth in Section 7.2(a) above;

                (iii) An opinion of Weil, Gotshal & Manges, LLP, counsel for Buyer, dated the date of the Closing and addressed to Holdings and UBIBV, in form and substance reasonably acceptable to UBIBV;

                (iv) Copies of all consents, approvals and notices referred to in Section 3.2(b) hereof;

                (v) A certificate of the Secretary or an Assistant Secretary of each of Buyer and Tony Stone dated the Closing Date certifying (A) that attached thereto are true, complete and correct copies of resolutions, as in effect on the date of such certification, duly adopted by the Board of Directors of Buyer and Tony Stone, or a duly authorized committee thereof, approving the transactions contemplated hereby and authorizing the execution, delivery and performance by Buyer and Tony Stone of this Agreement and the purchase and acquisition by Tony Stone of the Bavaria Shares in accordance herewith, and (B) as to the incumbency and signatures of the officers of Buyer and Tony Stone executing this Agreement and all instruments or other documents delivered in connection with this Agreement; and

                (vi) All other instruments and documents required by this Agreement to be delivered by Buyer and Tony Stone to UBIBV and Holdings on or before the Closing.

            (c) Approval of Legal Matters. The form of all instruments, certificates and documents to be executed and delivered by Buyer and Tony Stone to UBIBV and Holdings pursuant to this Agreement shall be reasonably satisfactory to UBIBV, Holdings and their counsel, none of whose approval shall be unreasonably withheld or delayed.

            (d) No Litigation

                (i) No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction; provided, however, that no such action, suit or proceeding commenced or threatened by a private person or entity shall constitute failure of a condition to Holdings' or UBIBV's obligations under this Agreement; and

                (ii) No order, decree or ruling of any governmental authority or court shall have been entered prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

            (e) Hart-Scott-Rodino Waiting Period. All applicable waiting periods under the HSR Act, shall have expired without any indication by the Department of Justice or the Federal Trade Commission that either of them intends to challenge the transactions contemplated hereby.

                                  ARTICLE VIII

                     REMEDIES FOR BREACHES OF THIS AGREEMENT

        8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any otherwise applicable statute of limitations, all of the representations and warranties of Unicorn, UBIBV and Holdings contained in Section 3.1 and all of the representations and warranties of Holdings contained in Sections 4.1 - 4.24 of Annex A hereto, or in any certificate, annex or Schedule to this Agreement or prepared by UBIBV or Holdings in connection with this Agreement (including the Disclosure Schedule) shall survive the Closing hereunder and continue in full force and effect for the period specified below:

            (a) for the representations and warranties contained in Sections 4.6
- 4.14 and 4.16-4.24 of Annex A, until the 18 month anniversary of the Closing Date;

            (b) notwithstanding Section 8.1(a) above, for claims in relation to the lost Licensed Images or model consents with releases (or lack thereof) within the Knowledge of Seller prior to February 27, 2000 ("Media Claims"), until the 5 year anniversary of the Closing Date; and

            (c) for all other representations, warranties and covenants of the parties, until the expiration of the applicable statute of limitations, including extensions thereof.

        Any Party entitled to receive indemnification pursuant to this Article VIII shall use commercially reasonable efforts to seek recovery (including both cost of defense and indemnity) under applicable insurance policies with respect to any Adverse Consequences. In determining the amount payable hereunder there shall be taken into account the dollar amount of any insurance as other net proceeds actually received by (or paid for the benefit of) the party claiming indemnification hereunder with respect to the events giving rise to a claim hereunder. In the event that a Party (a "Collecting Party") receives payment under this Article VIII from another Party (a "Paying Party"), and then subsequently receives insurance proceeds with respect to the matter for which such Collecting Party received indemnification payment from Paying Party, Collecting Party shall, within two (2) business days of the receipt of such insurance proceeds, remit such proceeds to Paying Party up to the amount previously paid by Paying Party.

        8.2 INDEMNIFICATION PROVISIONS FOR BENEFIT OF BUYER AND TONY STONE.

            (a) In the event that any of Unicorn, Holdings or UBIBV breach (or in the event any third party alleges facts that, if true, would mean that any of Unicorn, Holdings or UBIBV has breached) any of their representations, warranties, and covenants contained herein, or in any certificate, annex or Schedule delivered pursuant hereto (except with respect to Media Claims), and, if there is an applicable survival period pursuant to Section 8.1 above, provided that Buyer or Tony Stone makes a written claim for indemnification against UBIBV pursuant to Section 10.6 below within such survival period, then UBIBV agrees to indemnify Buyer, Tony Stone and Bavaria from and against the entirety of any Adverse Consequences any of the foregoing entities may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), up to, together with Adverse Consequences under
Section 8.2(c), an aggregate maximum amount equal to one-half of the Purchase Price; provided, however, that UBIBV shall have no obligation to indemnify Buyer, Tony Stone or Bavaria from and against any Adverse Consequence (treating as a single Adverse Consequence related Adverse Consequences arising out of a single fact situation) that does not equal or exceed $25,000 ("De Minimis Claims"); and provided, further, that UBIBV shall have no obligation to indemnify Buyer, Tony Stone or Bavaria until all such Adverse Consequences shall exceed $2,000,000 in aggregate amount (taken together with any Adverse Consequences pursuant to the Stock Purchase Agreement of even date herewith among Buyer, UBIBV, Unicorn and Getty Communications Limited (the "Vermont Agreement"), and not including, in either case, any Adverse Consequences that are De Minimis Claims) in aggregate amount at which time UBIBV shall be liable to Buyer and Bavaria for all Adverse Consequences from the first $1 of such Adverse Consequences.

            (b) [Intentionally Omitted]

            (c) Without duplication of any indemnification payments pursuant to
Section 8.2(a), UBIBV and Holdings agree to indemnify Buyer and Tony Stone from and against (i) the Adverse Consequences of any Taxes payable by any Bavaria Entity for any Tax accounting period ending prior to January 1, 2000 (or, in the case of a period that begins before December 31, 1999 and ends after such date, the portion thereof through December 31, 1999), and (ii) one-half of the Adverse Consequences of any income Taxes payable by any Bavaria Entity for the period beginning January 1, 2000 and ending on the Closing Date (the "Stub Period"), up to, together with Adverse Consequences under Section 8.2(a), an aggregate maximum amount equal to one-half of the Purchase Price. Whether or not an income Tax accounting period ends on the Closing Date, income Taxes for the Stub Period for the purposes of this Section 8.2(c) shall be determined based upon a closing of the books on the Closing Date; provided, however that income Taxes for the Stub Period shall exclude any Tax attributable to any extraordinary income or gain that would not be recognized but for an action of the Buyer or Tony Stone after the Closing Date (including, without limitation, an election under Code Section 338). With respect to any Taxes payable for the fiscal year ending December 31, 1999 (or any portion thereof), UBIBV and Holdings shall be liable under the first sentence of this Section 8.2(c) only to the extent that such Taxes are, in the aggregate, in excess of the accrual or reserve for Taxes as of December 31, 1999 in the Bavaria Financial Statements. No claim may be brought under this Section 8.2(c) for any single Tax item (or related series of items) which does not exceed $10,000. Any claim hereunder must be brought within the time limit specified in Section 8.1(c).

        8.3 INDEMNIFICATION PROVISIONS FOR BENEFIT OF UBIBV AND HOLDINGS. In the event Buyer or Tony Stone breaches (or in the event any third party alleges facts that, if true, would mean Buyer or Tony Stone has breached) any of its representations, warranties, and covenants contained herein, or in any certificate, annex or Schedule delivered pursuant hereto, and, if there is an applicable survival period pursuant to Section 8.1 above, provided that UBIBV or Holdings makes a written claim for indemnification against Buyer and Tony Stone pursuant to Section 10.6 below within such survival period, then Buyer and Tony Stone, jointly and severally, agree to indemnify UBIBV and Holdings from and against any Adverse Consequences any of the foregoing entities may suffer (including any Adverse Consequences UBIBV or Holdings may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), up to an aggregate maximum amount equal to one-half of the Purchase Price, provided, however, that Buyer and Tony Stone shall not have any obligation to indemnify UBIBV or Holdings from and against any Adverse Consequence (treating as a single Adverse Consequence related Adverse Consequences arising out of a single fact situation) that does not equal or exceed $25,000 ("De Minimis Claims"); and provided, further, that Buyer and Tony Stone shall not have any obligation to indemnify UBIBV or Holdings until all such Adverse Consequences shall exceed $2,000,000 in aggregate amount (taken together with any Adverse Consequences pursuant to the Vermont Agreement, and not including, in either case, any Adverse Consequences that are De Minimis Claims) at which time Buyer and Tony Stone shall, jointly and severally, be liable to UBIBV and Holdings for all Adverse Consequences from the first $1 of such Adverse Consequences.

        8.4 MATTERS INVOLVING THIRD PARTIES.

            (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article VIII, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

            (b) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

            (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.4(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

            (d) In the event any of the conditions in Section 8.4(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VIII.

            (e) The Indemnified Party shall (and, in the case of Buyer and Tony Stone, shall cause the Bavaria Entities to) cooperate fully, as and to the extent reasonably requested by the other Party, in connection with any Third Party Claim. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such Third Party Claim and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Parties agree (i) to retain, and (in the case of Buyer and Tony Stone) to cause the Bavaria Entities to retain, all books and records with respect to Tax matters pertinent to the Bavaria Entities relating to any taxable period beginning before the Closing Date until six months after the expiration of the statute of limitations (and, to the extent notified by Buyer or Tony Stone or UBIBV or Holdings, any extensions thereof) of the respective taxable periods, and to abide by all record retention obligations imposed by law or pursuant to agreements entered into with any Taxing Authority, and (ii) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, Buyer or Tony Stone or UBIBV or Holdings, as the case may be, shall allow the other Party to take possession of such books and records.

        8.5 SOLE REMEDY. Each Party acknowledges and agrees that the foregoing indemnification provisions of this Article VIII (including the limitations set forth herein) are such Party's sole and exclusive remedy against the other Parties and their Affiliates for any claim with respect to the transactions contemplated hereby or otherwise relating to any Bavaria Entity, or the Assets or the Business, and each Party hereby waives and releases any statutory, equitable or common law remedies which might otherwise be available against the other Parties and their Affiliates. All indemnification payments under this
Article VIII shall be deemed adjustments to the Purchase Price.

        8.6 UNLIMITED CLAIMS.

            (a) The proviso contained in Section 8.2 shall not apply to UBIBV's liability in respect of any breach of the representations and warranties contained in Section 3.1 or in Sections 4.1, 4.2, 4.3, 4.4 or 4.5 or the final sentence of Section 4.6 of Annex A, with respect to which such Party's liability shall not exceed the Purchase Price hereunder.

            (b) The proviso contained in Section 8.3 shall not apply to Buyer's liability in respect of any breach of the representations and warranties contained in Section 3.2 with respect to which such Party's liability shall not exceed the Purchase Price hereunder.

                                   ARTICLE IX

                                   TERMINATION

        9.1 TERMINATION OF AGREEMENT. This Agreement may be terminated by the Parties as provided below:

            (a) The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

            (b) Either of Buyer or Tony Stone may terminate this Agreement by giving written notice to each of UBIBV, Holdings and Unicorn at any time prior to the Closing if the Closing shall not have occurred on or before March 26, 2000, by reason of the failure of any condition precedent under Section 7.1(a) -
(d) and 7.1(f) or (g) hereof (unless the failure results primarily from Buyer or Tony Stone themselves breaching any representation, warranty, or covenant contained in this Agreement, including, without limitation, Buyer's covenant set forth in Section 5.5 hereof, or unless the failure otherwise relates to the HSR
Act);

            (c) Any of UBIBV, Holdings or Unicorn may terminate this Agreement by giving written notice to Buyer and Tony Stone at any time prior to the Closing if the Closing shall not have occurred on or before March 26, 2000, by reason of the failure of any condition precedent under Section 7.2 hereof (unless the failure results primarily from any of the foregoing themselves breaching any representation, warranty, or covenant contained in this Agreement).

        9.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 9.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party or their respective Affiliates, directors, officers or employees, except for the obligations of the Parties hereto contained in this Section 9.2, Section 9.3 (if applicable) and in all other provisions which are stated to survive any termination of this Agreement, including, without limitation, Sections 5.2, 5.3, 10.6, 10.7, 10.8, 10.9, 10.12, 10.16 and 10.20.

        9.3 LIQUIDATED DAMAGES. Notwithstanding any other provision hereof, the Parties hereby agree that, in the event that the transactions contemplated hereby are not consummated by March 26, 2000 Buyer shall pay to Holdings, as liquidated damages and a break-up fee, and not as a penalty, the aggregate amount of up to $2,000,000, except in the event that the transactions contemplated are not consummated as a result of the failure of the conditions to Closing set forth in Sections 7.1(a),(b),(c) (unless Buyer unreasonably withholds or delays with respect to Section 7.1(c)) or (d) (with respect to
Section 7.1(d) to the extent such litigation does not arise out of the action of Buyer.)

                                    ARTICLE X

                                  MISCELLANEOUS

        10.1 ENTIRE AGREEMENT. This Agreement (including the Annexes, Exhibits, Schedules and documents attached hereto or referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof, except for the Confidentiality Agreement which will remain in full force and effect for the term provided for therein.

        10.2 NO THIRD-PARTY BENEFICIARIES.

            (a) Except as otherwise expressly provided for in this Agreement, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any employee of UBIBV, Holdings, Buyer, Tony Stone, Bavaria or any Subsidiary of the foregoing, or any other Person, other than the Parties hereto (and their successors and permitted assigns), any rights, remedies or other benefits under or by reason of this Agreement.

            (b) The Parties hereto agree and acknowledge that after the Closing
Date: Bavaria is an intended third party beneficiary under this Agreement and are independently entitled to avail itself of all the rights and remedies of Buyer hereunder and all benefits related thereto.

        10.3 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other Parties, provided, however, that Buyer may assign, without the approval of the other parties, all or any portion of its rights hereunder to any entity directly or indirectly owned wholly by Buyer, in which extent Buyer shall, notwithstanding such assignment, remain wholly and solely liable for the obligations, representations, warranties and covenants of Buyer hereunder and under any certificate, schedule, annex or other agreement delivered pursuant hereto.

        10.4 COUNTERPARTS. This Agreement may be executed by exchanging executed copies or facsimile signatures and in any number of counterparts, and by any Party on separate counterparts, each of which as so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any Party hereto to produce or account for more than one such counterpart executed and delivered by such Party.

        10.5 HEADINGS. The Article and Section headings, and the table of contents, contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        10.6 NOTICES. All notices, certificates, requests, demands, claims, and other communications hereunder shall be given in writing and shall be delivered personally (including by personal courier or delivery service) or sent by facsimile, telex or telegram or by the registered or certified mail (return receipt requested), postage prepaid, to the Parties at the following address (or at such other addresses as the shall be specified by like notice):

        IF TO UNICORN,
        UBIBV OR HOLDINGS:                          COPY TO:

           c/o United News & Media plc              Carter, Ledyard & Milburn
           Ludgate House                            Two Wall Street
           245 Blackfriars Road                     New York, New York 10005
           London SE1 9UY, England
           Fax No.: 011-44-171-928-2728             Fax No.: 212-732-3232
           Attention: Company Secretary             Attention: James E. Abbott

           IF TO BUYER OR TONY STONE:               COPY TO:

           Getty Images Inc.                        Weil, Gotshal & Manges, LLP
           701 North 34th Street                    767 Fifth Avenue
           Suite 4000                               New York, New York 10153
           Seattle, Washington 98103
           Fax No.: 206-268-1201                    Fax No.: 212-310-8007
           Attention: Suzanne Page                  Attention: Stephen Besen

           Getty Images Inc.
           c/o PhotoDisc Inc.
           475 Park Avenue South
           31st Floor
           New York, New York 10016
           Fax No.: 212-471-5299
           Attention: General Counsel

Any notice given personally or by mail or telegram shall be effective when received. Any notice given by telex or facsimile shall be effective when the appropriate telex or facsimile answerback is received.

        10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies

(without giving effect to any choice or conflict of law provision or rule, whether of the State of New York or any other jurisdiction, that would cause the application of the laws of any jurisdiction other than the State of New York).

        10.8 RETURN OF INFORMATION. If for any reason whatsoever the sale and purchase of the Bavaria Shares pursuant to this Agreement is not consummated, Buyer and Tony Stone shall promptly return to UBIBV and Holdings all books, records and documents of UBIBV, Holdings and the Bavaria Entities (including all copies, if any, thereof) furnished by UBIBV or Holdings or any of their respective Affiliates, agents, employees, or representatives, and shall not use or disclose the information contained in such books, records or documents for any purpose or make such information available to any other entity or person, except that one copy of all such information may be retained in the files of Buyer's legal department.

        10.9 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer, Tony Stone, Unicorn, Holdings and UBIBV. Any Party hereto may, by written notice to the other Parties, waive any provision of this Agreement. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        10.10 SEVERABILITY. The provisions of this Agreement shall be deemed severable and any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (i) a suitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        10.11 EXPENSES. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each of the Parties will bear its own costs and expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

        10.12 CONSTRUCTION. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

        10.13 INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. References herein to "Section 4".x shall refer to Section 4.x of Annex A.

        10.14 SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches, or threatened breaches, of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10.15 below), in addition to any other remedy to which they may be entitled, at law or in equity.

        10.15 SUBMISSION TO JURISDICTION. IF ANY PARTY SHALL HAVE THE RIGHT TO SEEK RECOURSE TO A COURT WITH RESPECT TO ANY DISPUTE ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, THEN ANY ACTION OR PROCEEDING IN RESPECT OF ANY SUCH DISPUTE SHALL BE BROUGHT EXCLUSIVELY IN THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK ( THE "CHOSEN COURTS") AND (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS FOR SUCH PURPOSES, (II) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURTS, (III) WAIVES ANY OBJECTION THAT THE CHOSEN COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (IV) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH
SECTION 10.6 OF THIS AGREEMENT. EACH

PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY. EACH PARTY ALSO AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. EACH OF BUYER AND TONY STONE IRREVOCABLY DESIGNATES GETTY IMAGES INC.'S NEW YORK OFFICE AS ITS AGENT AND ATTORNEY-IN-FACT FOR THE ACCEPTANCE OF SERVICE OF PROCESS ON ITS BEHALF IN ANY SUCH CLAIM OR PROCEEDING AND TAKING ALL SUCH ACTS AS MAY BE NECESSARY OR APPROPRIATE IN ORDER TO CONFER JURISDICTION OVER IT UPON THE CHOSEN COURTS AND EACH OF BUYER AND TONY STONE STIPULATES THAT SUCH CONSENT AND APPOINTMENT IS IRREVOCABLE AND COUPLED WITH AN INTEREST. EACH OF UBIBV, HOLDINGS AND UNICORN IRREVOCABLY DESIGNATES C.T. CORPORATION AS ITS AGENT AND ATTORNEY-IN-FACT FOR THE ACCEPTANCE OF SERVICE OF PROCESS AND MAKING AN APPEARANCE ON ITS BEHALF IN ANY SUCH CLAIM OR PROCEEDING AND TAKING ALL SUCH ACTS AS MAY BE NECESSARY OR APPROPRIATE IN ORDER TO CONFER JURISDICTION OVER IT UPON THE CHOSEN COURTS AND EACH OF UBIBV, HOLDINGS AND UNICORN STIPULATES THAT SUCH CONSENT AND APPOINTMENT IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

        10.16 FULFILLMENT OF OBLIGATIONS. Any obligation of any Party to any other Party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

        10.17 SCHEDULES. The inclusion of any matter in any schedule to this Agreement shall be deemed to be an inclusion for all purposes of this Agreement, including each representation and warranty to which it may relate, but inclusion thereon shall expressly not be deemed to constitute admission by either Party, or otherwise imply, that any such matter is material or create a measure for materiality for the purposes of this Agreement.

        10.18 DEFINITION OF "ORDINARY COURSE". For purposes of this Agreement, the term "ordinary course" as it relates to the Business prior to the Closing means in a manner substantially the same as that normally employed by UBIBV in the ordinary course with respect to businesses it holds with a view towards operating and maintaining such businesses rather than a view towards the sale of such businesses to a third party.

        10.19 ATTORNEY'S FEES. In any proceeding brought by any Party hereto to enforce this Agreement, the prevailing Party shall be entitled to reasonable attorneys' fees incurred by the prevailing Party in connection therewith, plus court costs and experts' fees.

                                 **************

                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, UBIBV, Holdings, Unicorn, Tony Stone and Buyer have each executed or caused this Agreement to be executed by their duly authorized officers, as the case may be, each as of the date first above written.

                                            GETTY IMAGES INC.


                                            By: ________________________________
                                            Name:
                                            Title:


                                            TONY STONE ASSOCIATES GMBH


                                            By: ________________________________
                                            Name:
                                            Title:


                                            UNITED BUSINESS INFORMATION B.V.


                                            By:_________________________________
                                            Name:
                                            Title:


                                            LUDGATE HOLDINGS GMBH


                                            By:_________________________________
                                            Name:
                                            Title:


                                            UNITED NEWS & MEDIA PLC


                                            By:_________________________________
                                            Name:
                                            Title:

                                                                         ANNEX A

        4.1 INTEREST IN RELATED ENTITIES. Except as set forth in Section 4.1 of the Disclosure Schedule, neither UBIBV, Holdings nor any Affiliate of UBIBV or Holdings (i) has any direct or indirect interest in any person or entity which is a lessor of assets or properties to, material supplier of, or provider of services to any Bavaria Entity, (ii) has a direct or indirect interest in or is a party to any contract or agreement to which any Bavaria Entity is a party, or
(iii) owns directly or, to the Knowledge of Seller, indirectly, any tangible or intangible property which any Bavaria Entity uses in the conduct of the Business, or (iv) has any outstanding indebtedness to any Bavaria Entity. For purposes of this Section, any investment by UBIBV, Holdings or any Affiliate of UBIBV or Holdings in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, which investment represents no more than 5% of the outstanding voting power of such company, shall be deemed not to constitute a direct or indirect interest in such company.

        4.2 ORGANIZATION; QUALIFICATION; POWER. Bavaria is a corporation duly organized and validly existing in good standing under the laws of Germany. Each of the Subsidiaries of Bavaria is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of domicile. The Bavaria Entities have all requisite corporate power and authority to own, lease and operate the Assets and to carry on the Business as it is now being conducted, except to the extent any failure to be so empowered or authorized does not have a Material Adverse Effect. Prior to the Closing, UBIBV and Holdings shall have delivered to Buyer and Tony Stone true, complete and correct copies of the Articles of Association or other organizational document (including all amendments thereto) and the By-Laws, as currently in effect, of each of the Bavaria Entities. Each of the Bavaria Entities is duly qualified or licensed and in good standing (with respect to jurisdictions that recognize such a concept) to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. The information contained in the Excerpt from the Commercial Register at the Lower Court of Dusseldorf under number HRB 37832 dated __________, 2000 in regard to Bavaria is true, correct and, with regard to the information which has to be registered, complete.

        4.3 CAPITALIZATION. All of the Bavaria Shares are duly authorized, validly issued, fully paid and non-assessable. No depository certificates of shares in the share capital of Bavaria have been issued. Section 4.3 of the Disclosure Schedule sets forth a list of all of the Bavaria Entities, the number of shares of each such entities' authorized capital stock and the number and class of shares thereof duly issued and outstanding or, if the entity is a limited partnership, the partnership's capital and the capital contributions including their respective amounts. Each outstanding share of capital stock of each of the Bavaria Entities is duly authorized, validly issued fully paid and non-assessable. The capital contributions of Bavaria Entities being limited partnerships have been duly taken over, fully paid and are non-assessable. Bavaria owns directly or indirectly all of the outstanding shares of capital stock or all of the capital contributions of the partnership capital of each Bavaria Entity (other than Bavaria) free and clear of all Encumbrances. There are no pre-emptive rights, whether at law or otherwise, to purchase any of the securities of Bavaria and there are no outstanding options, warrants, subscriptions, agreements, plans or other commitments pursuant to which any Bavaria Entity is or may become obligated to sell or issue any security.

        4.4 INVESTMENTS. Except as set forth in Section 4.4 of the Disclosure Schedule, as of the Closing Date, no Bavaria Entity owns or maintains, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.

        4.5 NO VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by UBIBV and Holdings of their respective obligations hereunder and under the agreements to be executed and delivered pursuant hereto, do not and will not conflict with or violate any of the terms of the Articles of Association, By-Laws or other organizational documents of UBIBV, Holdings or any Bavaria Entity.

        4.6 TITLE TO ASSETS; ENCUMBRANCES; DEBT. The Bavaria Entities own, lease or have the legal right to use all of the material Assets, including, without limitation, real and personal property, presently used in the conduct of the Business of the Bavaria Entities, or which is otherwise owned, leased or used by the Bavaria Entities and, with respect to contract rights, enjoys the right to the benefits of all material Contracts. The Bavaria Entities have good and marketable title to the Assets (except with respect to the Intellectual Property included in such Assets, with respect to which, to the Knowledge of Seller, the Bavaria Entities have good and marketable title), free and clear of all Encumbrances, except those specified in Section 4.6 of the Disclosure Schedule, liens for taxes not yet due and payable, and Encumbrances that do not in the aggregate have a Material Adverse Effect on the value or use by the Bavaria Entities of the Assets and the Intellectual Property, as currently used. At the Closing, and following repayment of all Intercompany Debt, the Bavaria Entities shall be free of all debt of whatever kind or nature, except for debts between the Bavaria Entities, accounts payable and other liabilities arising in the ordinary course of business.

        4.7 POSSESSION. Except as set forth in Section 4.7 of the Disclosure Schedule, no other Person has a right of possession or, to the Knowledge of Seller, claims possession of any material part of the Assets, except for the rights of lessors over (a) the leased Personal Property identified in Section
4.8 of the Disclosure Schedule and (b) the leased Real Property identified in
Section 4.9 of the Disclosure Schedule.

        4.8 PERSONAL PROPERTY.

            (a) Set forth in Section 4.8(a) of the Disclosure Schedule is a list of all material machinery and equipment, apparatus, motor vehicles, furniture, furnishings and fixtures owned or leased by the Bavaria Entities (the "Personal Property").

            (b) Each lease of Personal Property is valid and in full force and effect, and none of the Bavaria Entities is in default on any of their material obligations under such leases and there is no event or condition that with the giving of notice or the passage of time, or both, would create such a default other than defaults that in the aggregate would not result in a Material Adverse Effect. To the Knowledge of Seller, (i) no lessor under any of such leases is in default of any of its obligations thereunder and (ii) there is no event or condition that with the giving of notice or the passage of time, or both, would create a default by any such lessor under any such lease. The Personal Property has been maintained in good operating condition (in each case taking into account the age of such Personal Property) a manner consistent with the ordinary course of the Business.

        4.9 REAL PROPERTY.

            (a) No Owned Real Property. The Bavaria Entities do not own any real property.

            (b) Leased Real Property. Section 4.9 of the Disclosure Schedule sets forth all leases, subleases and other agreements under which any Bavaria Entity uses or occupies or has the legal right to use of occupy, now or in the future, any real property (the "Leases").

            (c) Compliance with Leases. Each of the Leases and each lease of real property identified in Section 4.22 of the Disclosure Schedule is valid and in full force and effect, and the Bavaria Entities are not in default on any of their obligations under such Leases and, to the Knowledge of Seller, there is no event or condition that the giving of notice or the passage of time, or both, would create such a default other than, in each case, defaults that in the aggregate would not have a Material Adverse Effect. To the Knowledge of Seller,
(i) no lessor under any of such leases is in default of any of its obligations thereunder and (ii) there is no event or condition that with the giving of notice or the passage of time, or both, would create a default by any such lessor under any such lease.

        4.10 INTELLECTUAL PROPERTY.

            (a) Section 4.10 (a) of the Disclosure Schedule sets forth a true and complete list of all (i) patents and patent applications, trademark and service mark registrations, trademark and service mark applications and, to the knowledge of UBIBV, all material common law trademarks and service marks, registered copyrights and copyright applications, and Internet domain names, in each case owned by a Bavaria Entity and material to the business of the Bavaria Entities ("Listed Intellectual Property"), (ii) Software (as defined herein), and (iii) licenses, sublicenses, and other agreements pertaining to Intellectual Property, Software or Images (as defined herein) to which a Bavaria Entity is a party, including agreements with major Internet service providers and major Internet portals, in each case that are material to the business of the Bavaria Entities ("Licensed Intellectual Property"). For purposes hereof, "Intellectual Property" means any and all of the following, but excluding Images: (i) United States, international, and foreign patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, intent to use registrations, trade names, trade dress, slogans, logos, and Internet domain names, including registrations and applications for registration thereof, (iii) copyrights, including registrations and applications for registration thereof and (iv) confidential and proprietary information. For purposes hereof, "Owned Intellectual Property" means Listed Intellectual Property and any copyright, confidential proprietary information including trade secrets and knowhow, owned by a Bavaria Entity and, to the knowledge of UBIBV, material to the business of the Bavaria Entity, "Image" means a reproduction of any artwork, photograph, illustration, font, video, clip art, map art, film, animation or any other type of image. For purposes hereof, "Software" means all material computer software developed by or on behalf of a Bavaria Entity, or used by a Bavaria Entity, including all material computer software and databases operated or used by Bavaria on their web sites or used by Bavaria in connection with processing customer orders, storing customer information, storing Image related vendor information, or storing and archiving Images. For purposes hereof, "Approved Images" means Images used or held for use by the Bavaria Entities in connection with their business for which a Bavaria Entity has the right to grant licenses or sublicenses in writing to third parties. For purposes hereof, "Unapproved Images" means Images used or held for use by the Bavaria Entities in connection with their business which are not Approved Images (the Approved Images and Unapproved Images collectively being "Licensed Images").

            (b) To the Knowledge of Seller, the use of the Owned Intellectual Property, Software, Licensed Images, and Licensed Intellectual Property by the Bavaria Entities in the ordinary course of business does not infringe upon or misappropriate the valid Intellectual Property rights of any third party. Except as set forth in section 4.10(b) of the Disclosure Schedule, no claim has been received that the use of the Owned Intellectual property, Software, Licensed Images, or Licensed Intellectual Property in the ordinary course of business does or may infringe upon or misappropriate the Intellectual Property rights, right of privacy or right of publicity of any third party.

            (c) The Bavaria Entities are the owner of the entire and unencumbered right, title and interest in and to each item of Owned Intellectual Property, and the Bavaria Entities are entitled to use the Owned Intellectual Property in the ordinary day-to-day conduct of business.

            (d) The Owned Intellectual Property and the Licensed Intellectual Property include all of the material Intellectual Property and Software used in the ordinary day-to-day conduct of the business of the Bavaria Entities, and there are no other items of Intellectual Property or Software that are material to such ordinary day-to-day conduct of such business. Except as set forth in
Section 4.10(d) of the Disclosure Schedule, to the knowledge of UBIBV, the Owned Intellectual Property and Licensed Intellectual Property, is not subject to any claim or challenge in relation to subsistence, validity or enforceability and has not been adjudged invalid or unenforceable in whole or part and, to the actual knowledge of UBIBV, the Listed Intellectual Property is subsisting, valid and enforceable.

            (e) Except as set forth in Section 4.10(e) of the Disclosure Schedule, no claims have been made, asserted, are pending, or, to the Knowledge of Seller, threatened against a Bavaria Entity, and no international agent licensee of the Owned Intellectual Property or end user of the Owned or Licensed Intellectual Property has informed UBIBV that any claims have been made, asserted, are pending or threatened against a Bavaria Entity, (i) based upon or challenging or seeking to deny or restrict the use, license, sublicense, distribution, display, copying, performance, marketing or creation of derivative works by a Bavaria Entity of any of the Owned Intellectual Property or Licensed Intellectual property, (ii) alleging that any services provided by, processes used by, licenses by, sublicenses by, distribution by, display by, copying by, performances by, marketing by or creation of derivative works by or products manufactured or sold by a Bavaria Entity infringe upon or misappropriate any Intellectual Property right, right of privacy or right of publicity of any third party, or (iii) alleging that any Intellectual Property licensed under the Licensed Intellectual property infringes upon any Intellectual Property right of any third party or is being licensed or sublicensed in conflict with the terms of any license or other agreement and to the Knowledge of Seller no such claims have been made, asserted, are pending, or threatened against any third party licensor, any licensee, or end user of the Owned Intellectual Property.

            (f) Except as set forth in Section 4.10(f) of the Disclosure Schedule, to the Knowledge of Seller no person is engaging in any activity that infringes upon the Owned Intellectual Property or any Intellectual Property Licensed to the Bavaria Entities under the Licensed Intellectual Property. No Bavaria Entity has granted any license or other right to any third party with respect to the Owned Intellectual Property or Licensed Intellectual Property on a free or `pro bono' basis without the consent of or a licence from the owner of such Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or material impairment of any of the Owned Intellectual Property.

            (g) UBIBV and Holdings have delivered or made available to the Buyer correct and complete copies of all the material licenses and sublicenses of the Licensed Intellectual Property (excluding for such purposes all Images included therein) including all amendments thereto, and all current standard forms of all model and property releases which are in the custody, or under the control, of UBIBV, Holdings and the Bavaria Entities. With respect to each such material license and sublicense:

               (i) such license or sublicense is valid and binding and in full force and effect with respect to the Bavaria Entities and, to the knowledge of UBIBV, with respect to the relevant counterparty and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

               (ii) such license or sublicense will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transaction contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor other than a Bavaria Entity a right to terminate such license or sublicense;

               (iii) Except as set forth in Section 4.10 of the Disclosure Schedule, (A) no Bavaria Entity has received any notice of termination or cancellation under such license or sublicense, (B) no Bavaria Entity has received any notice of a breach or default under such license or sublicense, which breach has not been cured, and (C) to the Knowledge of Seller no Bavaria Entity has granted to any other third party any rights, adverse or otherwise, under such license or sublicense that would constitute a breach of such license or sublicense; and

               (iv) no Bavaria Entity, nor, to the Knowledge of Seller, any other party to such license or sublicense is in breach or default in any material respect, and, to the Knowledge of Seller, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense.

            (h) To the Knowledge of Seller, the Software is as of the Closing Date free of all viruses, worms, trojan horses and other material known contaminants, and does not contain any bugs, errors, or problems in each case which is of a material nature that disrupts its operation or have an adverse impact on the operation of other software programs or operating systems. The Bavaria Entities do not import or export from the United States any Software. No rights in the Software have been transferred to any third party except to the customers of a Bavaria Entity to whom a Bavaria Entity licensed such Software in the ordinary course of business.

            (i) The Bavaria Entities have the right to use all software development tools, library functions, compilers, and other third party software that is material to the business of the Bavaria Entities, or that is required to operate or modify the Software in a manner necessary for the ongoing operation of the business. The Software which the Bavaria Entities purport to own was either developed (i) by employees of the Bavaria Entities within the scope of their employment; (ii) by independent contractors who have assigned their rights to the Bavaria Entities pursuant to enforceable written agreements; or (iii) has otherwise been rightfully assigned. The source code for such Software is maintained on the premises of the Bavaria Entities and can be compiled from the associated source code without undue burden. The Bavaria Entities have copies of all material documentation which exists relating to use, maintenance and operation of such Software used in the conduct of the Business.

            (j) The Bavaria Entities have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of their trade secrets and other confidential Intellectual Property. To the Knowledge of
Seller: (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property of any Bavaria Entity by any person, (ii) no employee, independent contractor or agent of any Bavaria Entity has misappropriated any material trade secrets of any other person in the course of such performance as an employee, independent contractor or agent and (iii) no Employee, independent contractor or agent of any Bavaria Entity is in material default or breach of any term of any employment agreement, non-disclosure agreement, assignment of proprietary rights agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Owned or Licensed Intellectual Property.

            (k) To the Knowledge of Seller, the Internal MIS Systems are Euro Compliant. For purposes hereof, "Internal MIS Systems" means any computer software and systems (including hardware, firmware, operating system software, utilities and applications software) used in the ordinary course of the Business that process financial information and that are material to the operation of the Business, including, where applicable, payroll, accounting, billing/receivables, purchasing payables, inventory, asset tracking, customer service, and human resources. For purposes hereof, "Euro Compliant" means that the Internal MIS Systems will record, store, process and present currency denominated in Euros, in the same manner, and with the same functionality, as the Internal MIS Systems record, store, process and present currencies denominated in U.S. Dollars and major European currencies.

            (l) The Bavaria Entities have obtained the necessary permissions from the appropriate parties for links on its web sites to third party web sites and to use third party marks in association with those links.

            (m) To the Knowledge of the UBIBV, the Bavaria Entities have obtained all necessary releases and permissions in writing for the use of any artists' name, biography, likeness, and Image used in marketing and advertising materials distributed by the Bavaria Entities. Except as set forth in Section 4.10(m) of the Disclosure Schedule, the Bavaria Entities' registered trademarks and service marks as listed at Section 4.10(a) of the Disclosure Schedule have been duly registered with, filed in or issued by, as the case may be, the United States Patent and Tradesman Office or such other domestic or foreign office of appropriate jurisdiction, and such registrations, filings, issuances and other actions remain in full force and effect, are current and unexpired.

            (n) Except for public domain imagery as set forth in Section 4.10(n) of the Disclosure Schedule, the Bavaria Entities validly own or license all Images used or held for use by a Bavaria Entity which are material to the operation of the business of any Bavaria Entity as currently conducted. With respect to each Image owned by a Bavaria Entity ("Owned Images"), the Bavaria Entity, as applicable, has the right to display, reproduce, distribute, sell, market, perform, advertise, bundle with other derivative works, create derivative works, license and sublicense the use of such Image to the extent required for the continued day-to-day operation of the business in a manner consistent with past practices. The Owned Images and Licensed Images include all of the Images used or held for use by the Bavaria Entities which are material to the day-to-day operation of the business as currently conducted. With respect to the public domain Images offered by the Bavaria Entities, each Image, to the Knowledge of Seller, does not require a license or the payment of a fee for the Bavaria Entities' use in a manner consistent with past practice. Without prejudice to the generality of the foregoing, nothing in this Section shall be deemed to be or construed as a representation or warranty with respect to the Licensor's ownership or license of Images.

            (o) To the Knowledge of Seller, (a) no Bavaria Entity has granted any license, sublicense or other right to any other person with respect to any Unapproved Images (b) no Bavaria Entity has granted any license, sublicense or other right to any other person with respect to any Approved Image that would constitute a breach of any agreement or license pertaining to such Approved Image, and (c) except as disclosed at Section 4.10 of the Disclosure Schedule no Bavaria Entity has granted any license, sublicense or other right to any other person with respect to any Approved Image for which such Bavaria Entity has no model or property release where such licence, sub-licence or other right would constitute a breach of a third party's rights without such model or property release.

            (p) To the Knowledge of Seller, (a) the display, sale, marketing, distribution, bundling with other works, creation of derivative works, copying, marketing, performance and advertising of the Licensed Images, and the licensing and sublicensing of Approved Images as done, authorized or agreed to by the Bavaria Entities does not infringe upon the Intellectual Property right, right of publicity, or right of privacy of any third party, and (b) the display, sale marketing, performance, distribution, bundling with other works, creation of derivative works, copying and advertising of the Licensed Images, and the licensing and sublicensing of Approved Images, as done, authorized or agreed to by the Bavaria Entities does not constitute a breach of any agreement or license to which a Bavaria Entity is a party.

            (q) Except as set forth in Section 4.10(q) of the Disclosure Schedule, no claims have been made, asserted, are pending, or to the Knowledge of Seller threatened, against any Bavaria Entity, and no international agent licensee of the Licensed Images or end user of the Licensed Images has informed UBIBV that any claims have been made, asserted, are pending or threatened against a Bavaria Entity, (i) based upon or challenging or seeking to deny or restrict the display, sale, marketing, performance, distribution, bundling with other works, creation of derivative works, copying, advertising, licensing or sublicensing by any Bavaria Entity of any of the Licensed Images, (ii) alleging that the sale, reproduction, distribution, bundling with other derivative works, creation of derivative works, copying, advertising, licensing or sublicensing of the Licensed Images by any Bavaria Entity or in accordance with the terms granted by any Bavaria Entity does or may infringe upon the Intellectual Property rights, right of publicity, right of privacy of any third party, (iii) claiming in respect of loss or damage to Licensed Images, (iv) claiming in respect of model or property releases (or lack thereof) in respect of the Licensed Images, (v) challenging the ownership of the Owned Images or the Bavaria Entities' rights to the Licensed Images, and to the Knowledge of Seller, no such claims have been made, asserted, are pending, or threatened against any third party licensor, any licensee, or any end user of a Licensed Images or an international agent for a Bavaria Entity. Except as set forth in Schedule 4.10(q) of the Disclosure Schedule, no person has requested indemnification from any Bavaria Entity based on the proper use of an Owned Image or Licensed Image within the last 24 months.

            (r) To the Knowledge of Seller, no person is engaging in any activity that infringes upon the Licensed Images or upon the rights of any Bavaria Entity therein. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any right of a Bavaria Entity to sell, copy, market, advertise, perform, bundle with other works, create derivative works of, distribute or sublicense any of the Licensed Images.

            (s) To the Knowledge of Seller, except as set forth in Section 4.10(s) of the Disclosure Schedule, each of the Bavaria Entities has, prior to any display, bundling, marketing, performance, advertisement, sale, reproduction, distribution or sublicensing of any Licensed Image, obtained in writing all such releases and/or other third party consents or authorizations required by law for such display, bundling, marketing, performance, advertisement, sale, reproduction, distribution or sublicensing, or taken reasonable steps to ensure that such releases, consents or authorizations have been given. Except as set forth in Schedule 4.10(s) of the Disclosure Schedule the Bavaria Entities have not entered into any contract under which a Bavaria Entity has assumed any obligation for the storage and handling of Images outside of the ordinary course of business.

            (t) With respect to each material license or agreement by which Bavaria has obtained the right to display, perform, advertise, market, sell, reproduce, distribute, bundle with other derivative works, create derivative works, market copy, license or sublicense the Licensed Images or by which Bavaria has granted to any third party the right to display, sell, reproduce, perform or distribute any Licensed Images:

               (i) such license or agreement is legal, valid, binding and enforceable and in full force and effect with respect to the Bavaria Entities and, to the Knowledge of Seller, with respect to the relevant counterparty and represents the entire agreement between the parties thereto with respect to the subject matter thereof;

               (ii) such license or agreement will not cease to be legal, valid, binding and enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or agreement, or otherwise give any party thereto a right to terminate such license or agreement;

               (iii) except as set out in Section 4.10 of the Disclosure Schedule, with respect to each such license or agreement, (A) no Bavaria Entity has received any notice of termination or cancellation under such license or agreement, and no party thereto has any right of termination or cancellation thereunder except in accordance with its terms (B) no Bavaria Entity has received any notice of a breach or default under such license or agreement which breach or default has not been cured, and (C) to the Knowledge of Seller no Bavaria Entity has granted to any other person any rights, adverse or otherwise, under such license or agreement that would constitute a breach of such licence or agreement; and

               (iv) none of the Bavaria Entities nor, to the Knowledge of Seller, any other party to such license or agreement, is in breach or default thereof in any material respect, and, to the Knowledge of Seller, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or agreement.

            (u) No Bavaria Entity has granted to any Person the right to distribute or sell the Licensed Images except in the ordinary course of business.

            (v) Section 4.10(v) of the Disclosure Schedule identifies each material contract between Bavaria Entity and a photographer or other content provider to a Bavaria Entity that has been terminated or revoked since January 1, 1998 that involves the display, reproduction, distribution, creation of derivative works, bundling with other works, licensing or sublicensing the use of any Image owned or controlled by such third party.

            (w) All publicly and freely available electronic versions of Owned Images and Licensed Images with a resolution level at or above "comping resolution" distributed or made available by the Bavaria Entities on a web site, contain watermarks or similar protection mechanisms advertising or marketing material.

        4.11 ENVIRONMENTAL PROTECTION.

            (a) Except as set forth in Section 4.11 of the Disclosure Schedule:

               (i) no notice, notification, demand, request for information, citation, summons or order has been received by, no complaint has been filed against, no penalty has been assessed against, and no investigation, action, claim, suit, proceeding or review is pending or, to the Knowledge of Seller, threatened, by any person or Governmental Authority against, any Bavaria Entity with respect to any matters relating to or arising out of any Environmental Law which, individually or in the aggregate, would have a Material Adverse Effect;

               (ii) to the Knowledge of Seller, no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any property now or previously owned, leased or operated by any Bavaria Entity which circumstance, individually or in the aggregate, would have a Material Adverse Effect; and

               (iii) there are no Environmental Liabilities that, individually or in the aggregate, have had or would have a Material Adverse Effect.

            (b) For purposes of this Section, the following terms shall have the meanings set forth below:

               (i) "Bavaria Entity" shall include any entity which is, in whole or in part, a predecessor of any Bavaria Entity;

               (ii) "Environmental Laws" means any and all federal, state, local and foreign law (including common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit, or governmental restrictions or any agreement with any Governmental Authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials, in each case to the extent in effect on February 27, 2000;

               (iii) "Environmental Liabilities" means any and all liabilities of or relating to the Bavaria Entities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which (A) have arisen under or relate to matters covered by Environmental Laws and (B) have arisen from actions occurring or conditions existing on or prior to the Closing; and

               (iv) "Hazardous Substances" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, or any substance, waste or material regulated under any Environmental Laws.

        4.12 FINANCIAL STATEMENTS. Holdings has previously furnished Buyer with a true and complete copy of the unaudited consolidated balance sheets of Bavaria as of December 31, 1999 and the related statements of income for the fiscal year then ended (the "Bavaria Financial Statements"). Subject to the elimination of transactions and balances between the Bavaria Entities, the Bavaria Financial Statements present fairly in all material respects the financial position of the Bavaria Entities results of operations and changes in financial position and the income of the Business for the period ended on the date thereof in conformity with generally accepted accounting principles in Germany, applied on a consistent basis. There are no debts, liabilities or obligations of any kind, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, to the extent required by GAAP to be reflected on financial statements ("Liabilities") of any Bavaria Entity, other than Liabilities (i) reflected or reserved against on the Bavaria Financial Statements or (ii) incurred in the ordinary course of business, consistent with the past practices of the Bavaria Entities, since December 31, 1999, provided, however, that to the extent any such Liabilities exist, they shall be offset against any assets reflected on the Bavaria Financial Statements which are later determined to have a greater value than as reflected thereon.

        4.13 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Section 4.13 of the Disclosure Schedule, since the date of the Bavaria Financial Statements, there has not been any event, change or effect which has had or would reasonably be expected to have a Material Adverse Effect in the financial condition, properties, business, results of operations or, to the Knowledge of Seller, prospects of the Bavaria Entities taken as a whole. None of the Bavaria Entities are currently in default on any installment or installments on indebtedness for borrowed money, or on any rental payment on any long-term lease.

        4.14 ABSENCE OF CHANGES. Except as set forth in Section 4.14 of the Disclosure Schedule, since the date of the Bavaria Financial Statements, the Business has been operated in the ordinary course, and there has not been incurred, nor has there occurred:

            (a) Any material damage, destruction or loss (whether or not covered by insurance), adversely affecting the Business or any of the material Assets;

            (b) Any issuance, declaration, setting aside or payment of any dividend or other distribution of cash or property on any of the capital stock of any Bavaria Entity, or any direct or indirect redemption, purchase or other acquisition of any shares of capital stock of any Bavaria Entity or any agreement or commitment by any Bavaria Entity to do so;

            (c) Any strikes, work stoppages or other material labor disputes involving any Employees;

            (d) Any sale, transfer or other disposition of any of the Assets, except for sales made in the ordinary course of business;

            (e) Any amendment, termination, waiver or cancellation of any Material Agreement included in the Assets, or of any right or claim thereunder;

            (f) Any (i) general uniform increase in the compensation of the Employees of the Bavaria Entities (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), other than in the ordinary course of business and consistent with past practice,
(ii) increase in any compensation payable by any Bavaria Entity to any officer, director, Employee, consultant or agent of any Bavaria Entity, other than in the ordinary course of business and consistent with past practice, (iii) loan or commitment therefor made by any Bavaria Entity to any officer, director, stockholder, Employee, consultant or agent of a Bavaria Entity, (iv) grant of any severance or termination pay to any director, officer or Employee of any Bavaria Entity, or (v) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or Employee of any Bavaria Entity.

            (g) Any change in the accounting methods, procedures or practices followed by the Bavaria Entities;

            (h) Any material change in policies, operations or practices of the Bavaria Entities, including, without limitation, with respect to selling methods, returns, discounts or other terms of sale, as well as payments of liabilities;

            (i) Any sales contracts or commitments which will be materially in excess of the capacity of the Bavaria Entities as of the Closing Date;

            (j) Any purchase contracts or commitments materially in excess of the requirements of the Business in the ordinary course;

            (k) Except as contemplated by clause (i) of Section 5.8 hereof, any capital appropriation, expenditure or commitment therefor by the Bavaria Entities;

            (l) Except as contemplated by clauses (ii) and (iii) of Section 5.8 hereof and except with respect to the Severance Plans, any material change in policies, operations or practices of the Bavaria Entities concerning the Employees thereof, including, without limitation, with respect to any Employee fringe Benefit Plans;

            (m) Any event, occurrence or development within the control of UBIBV and the Bavaria Entities which has, or would reasonably be expected to have a Material Adverse Effect;

            (n) Any creation or assumption by any Bavaria Entity of any Encumbrance on any Asset other than in the ordinary course of business, consistent with past practice;

            (o) Any making of any loan, advance or capital contribution to or investment in any person by any Bavaria Entity, involving an amount in excess of Two Hundred Thousand Dollars ($200,000);

            (p) Any making or rescission of any material express or deemed election relating to Taxes, settlement or compromise of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable law, made any change to any of its material methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its most recently filed federal and foreign income tax returns; and

            (q) Any agreement, whether in writing or otherwise, for any Bavaria Entity to take any of the actions enumerated in this Section 4.14 or any other material action outside of the ordinary course of business.

        4.15 TAX MATTERS. Except as will be disclosed not later than March 26, 2000 in a Schedule 4.15:

            (a) (i) to the Knowledge of Seller, all Returns required to be filed by or on behalf of any Bavaria Entity have been timely filed in accordance with all applicable laws (including allowance for extension of time to file); (ii) to the Knowledge of Seller, such Returns are true, correct and complete in all material respects (excluding, however, any inaccuracy the correction of which would not cause a net Tax deficiency on such Returns); (iii) all Taxes shown on such Returns as due and payable have been paid; (iv) each Bavaria Entity has maintained with respect to transfer pricing proper intercompany agreements and concurrent and supporting documentation as required under OECD guidelines, such that no transfer pricing amounts will be denied as deductions in any jurisdiction by reason of a lack of proper agreements or supporting documentation; (v) there are no agreements or consents currently in effect with any Taxing Authority for the extension or waiver of the time (A) to file any Return or (B) for assessment or collection of any Taxes relating to the income, properties, employees or operations of the Bavaria Entities, or (C) for the retention of records, documents or Returns; (vi) to the Knowledge of Seller, all Taxes which the Bavaria Entities are required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate Taxing Authority to the extent due and payable; and (vii) to the Knowledge of Seller, no power of attorney with respect to any Tax matter of any Bavaria Entity is currently in force.

            (b) Each Bavaria Entity that is a non-U.S. corporation but is engaged in trade or business in the United States, has filed all reports and has created and/or retained all records required under Code Section 6038A with respect to its ownership by and transactions with related parties. Each related foreign person required to maintain records under Code Section 6038A with respect to transactions between such Bavaria Entity and the related foreign person has maintained such records. All documents that are required to be created and /or preserved by the related foreign person with respect to transactions with any such Bavaria Entity are either maintained in the United States, or such Bavaria Entity is exempt form the record maintenance requirements of Code Section 6038A with respect to such transactions under Treasury Regulation Section 1.6038A-1. No such Bavaria Entity is a party to any record maintenance agreement with the Internal Revenue Service with respect to Code Section 6038A

            (c) There is no action, suit, proceeding, investigation, audit or claim currently pending or, to the Knowledge of Seller, threatened, regarding any Taxes relating to the income, properties or operations of the Bavaria Entities.

            (d) (i) No Bavaria Entity has executed or entered into a binding agreement with a non-U.S. Taxing Authority, similar to a Closing Agreement pursuant to US Code Section 7121, that is currently in force and will determine the Tax Liability of such Bavaria Entity for any period ending after the Closing Date; and (ii) to the Knowledge of Seller, no Bavaria Entity is subject to any written ruling addressed to it by


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

a non-U.S. Taxing Authority, comparable to a private letter ruling of the Internal Revenue Service, nor has any such ruling been requested.

            (e) No Bavaria Entity (i) is treated for any taxation purpose as resident in a country other than the country of its incorporation or (ii) has been subject to a claim by a Taxing Authority in a jurisdiction where a Bavaria Entity does not file Returns that it is or may be subject to taxation by that jurisdiction.

            (f) None of the Bavaria Entities (i) has entered into any tax sharing or similar agreement or arrangement (whether or not written and including without limitation any arrangement under which tax losses or tax reliefs are surrendered or claimed or agreed to be surrendered or claimed) pursuant to which it will have any obligation to make any payments after the Closing with respect to any period commencing after December 31, 1999, or (ii) is liable to taxation chargeable primarily on any other company which is not a Bavaria Entity.

            (g) There are no liens for any Tax on the assets of the Bavaria Entities except for taxes not yet due and payable.

            (h) To the Knowledge of Seller (limited, however, to actual knowledge), no charge to taxation will arise on, nor will any gain or loss otherwise be recognized by, any Bavaria Entity by virtue of the entering into and/or completion of this Agreement (excluding any charge to taxation that would not arise, and gain or loss that would not be recognized, but for an action of the Buyer after the Closing Date, including, without limitation, an election under Code Section 338).

            (i) To the Knowledge of Seller, each Bavaria Entity is duly registered in any country or jurisdiction where it could legally be subject to the collection or payment of value added Tax ("VAT").

            (j) Complete and correct copies of the Returns set forth in Schedule
4.15 (to be provided not later than March 26, 2000) were made available to the Buyer prior to the date of this Agreement.

            (k) There is no contract, agreement, plan or arrangement of any Bavaria Entity covering any person that, individually or collectively, will give rise to the payment of any amount that would not be deductible by Buyer or its Affiliates by reason of Code Sections 280G or 162(m).

            (l) None of the Bavaria Entities is or has ever been a "United States real property holding corporation," a "controlled foreign corporation," a "personal holding company," a "foreign personal holding company," a "foreign investment company," or a "passive foreign investment company," as each of those terms is defined in the U.S. Code. None of the Bavaria Entities would, for 1999, have constituted a foreign investment company or a passive foreign investment company had it had U.S. shareholders.


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        4.16 COMPLIANCE WITH LAWS, ETC. To the Knowledge of Seller, except with respect to Environmental Laws, compliance with which is the subject of Section
4.11 hereof: (i) the Bavaria Entities are in compliance with (A) all applicable Laws and (B) all applicable orders, writs, judgments, injunctions, decrees and similar commands of Governmental Authorities and all decisions and awards of any arbitration panel or tribunal, except in each case where noncompliance would have a Material Adverse Effect; and (ii) except as set forth in Section 4.16 of the Disclosure Schedule, since the date of the Bavaria Financial Statements, the Bavaria Entities have not received any notification of any asserted present or past failure by it to comply with such Laws or such orders, writs, judgments, injunctions or decrees.

        4.17 LITIGATION REGARDING THE BAVARIA ENTITIES. Except as set forth in
Section 4.17 of the Disclosure Schedule, there are no (i) civil or criminal actions, suits, claims, investigations or legal or administrative or arbitration (or other binding alternative dispute resolution) proceedings pending or, to the Knowledge of Seller, threatened against any Bavaria Entity or any of the Assets that seek damages in excess of $25,000 or which seek equitable relief, or (ii) orders, writs, judgments, injunctions, decrees, awards or similar commands of any Governmental Authority, or any arbitration tribunal or panel, applicable to any Bavaria Entity, except, in each case in this Section 4.17(ii), for those orders, writs, judgments, injunctions, decrees, awards or similar commands which would not have Material Adverse Effect.

        4.18 PERMITS, ETC. Set forth in Section 4.18 of the Disclosure Schedule is a list of all material governmental licenses, permits, certificates or inspection, other authorizations, filings and registrations which are necessary for the Bavaria Entities to own and operate the Business and Assets as presently operated in all material respects (collectively, the "Authorizations"). All the Authorizations have been duly and lawfully secured or made by UBIBV and Holdings and are in full force and effect and the Bavaria Entities are in material compliance with all such Authorizations. There are no proceedings pending or, to the Knowledge of Seller, threatened to revoke or limit any Authorization. None of UBIBV, Holdings or the Bavaria Entities have received notice of any violation of any Authorization. Except as set forth in Section 4.18 of the Disclosure Schedule, none of the transactions contemplated by this Agreement will terminate, violate or limit the effectiveness of any of the Authorizations. The Bavaria Entities have made, in a timely manner, all material filings, reports, notices and other communications with the appropriate Governmental Authority, and have otherwise taken, in a timely manner, all other action required to be taken by them, reasonably necessary to secure the renewal of the Authorizations prior to the dates of their respective expirations.


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

        4.19 EMPLOYEES; LABOR RELATIONS. (a) Except as set forth in Section 4.19 of the Disclosure Schedule (i) the Bavaria Entities (A) are not delinquent in the payment to or on behalf of any past or present Employees of the Bavaria Entities of any wages, salaries, social security premiums, commissions, bonuses, benefit plan contributions or other compensation (including without limitation disability compensation) for all periods prior to February 27, 2000 and (B) are not delinquent in the payment of any amount which is due and payable to any state or state fund pursuant to any workers' compensation statute, rules or regulations or any amount which is due and payable to any workers' compensation claimant or any other party arising under or with respect to a claim that has been filed under state workers' compensation statutes and approved in the ordinary course in accordance with the policies of the Bavaria Entities regarding workers' compensation and/or any applicable state statute or administrative procedure; (ii) there is no labor strike, slowdown or work stoppage in progress against any Bavaria Entity; (iii) no collective bargaining agreement currently exists or is currently being negotiated by any Bavaria Entity; (iv) to the Knowledge of Seller, there has been no request to any Bavaria Entity for collective bargaining on behalf of any Employees not represented currently by a union or from the National Labor Relations Board in respect of any Employees of any Bavaria Entity; (v) to the Knowledge of Seller, no union representation or jurisdictional dispute or question exists respecting any Employees of any Bavaria Entity; (vi) no material dispute exists between any Bavaria Entity and any of their respective sales representatives or, to the Knowledge of Seller, between any such sales representatives with respect to territory, commissions, products or any other terms of their representation; and
(vii) to the Knowledge of Seller, there has been no "mass layoff" or "plant closing" as defined by WARN with respect to any of the Bavaria Entities within the six (6) months prior to Closing.

        4.20 EMPLOYEE BENEFITS.

            (a) Benefit Plans. Section 4.20(a) of the Disclosure Schedule lists each employee benefit plan (within the meaning of Section 3(3) of ERISA) consulting or other compensation agreements, incentive, equity or equity-based compensation, severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits scheme (within the meaning of Section 611 of the UK Income and Corporation Taxes Act 1988 (the "Taxes Act") personal pension scheme (within the meaning of Section 630 of the Taxes Act) pension or superannuation arrangement stock purchase plan, stock option plan, fringe benefit plan, bonus plan and any other deferred compensation agreement or plan or funding arrangement which covers any Employee immediately prior to Closing and which is sponsored or maintained or to which contributions are required to be made by (i) UBIBV, or Holdings or (ii) any other organization which is a member of a controlled group of organizations (within the meanings of Sections 414(b), (c), (m) or (o) of the Code) or an associated employer (within the meaning of Section 590A(3) or (4) of the Taxes Act) of which UBIBV or Holdings is a member (the "Controlled Group"), such plans described in this sentence being referred to collectively as the "Benefit Plans." Except as set forth on
Section 4.20(a) of the Disclosure Schedule, there are no material employee plans, arrangements,


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

benefit programs or similar plans which cover Employees immediately prior to Closing. Schedule 4.20(a) separately sets forth each Benefit Plan which is a multiemployer plan, as defined in Section 3(37) of ERISA ("Multiemployer Plan"), or is or has been subject to Sections 4063 or 4064 of ERISA ("Multiple Employer Plans").

            (b) Documents Furnished. UBIBV and Holdings have made available to Buyer and Tony Stone a current, accurate and complete copy of each Benefit Plan specified in Section 4.20(a) of the Disclosure Schedule and, to the extent applicable, copies of the most recent:

               (i) determination letter or outstanding request for a determination letter with respect to Benefit Plans intended to be qualified under Section 401(a) of the Code or, as the case may be, Chapters I or IV Part XIV or the Taxes Act; and

               (ii) Form 5500 with respect to all Benefit Plans, as applicable, for which separate Form 5500's are filed, with all attachments and schedules thereto.

            (c) [Intentionally Omitted]

            (d) Except as set forth on Section 4.20(c) of the Disclosure Schedule, for each Benefit Plan specified below, the following is true:

               (i) each such Benefit Plan which is intended to qualify under
        Section 401(a) of the Code as the case may be, Chapters I or IV Part XIV or the Taxes Act has received a favorable determination letter as to its qualification under the Code or the Taxes Act, and to the Knowledge of Seller nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification;

               (ii) with respect to all Benefit Plans, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending, and to the Knowledge of Seller there are no threatened actions, suits or claims (other than routine claims for benefits in the ordinary course);

               (iii) each of the Benefit Plans is, and its administration is and has been since inception, in compliance with ERISA and the Code, except for such failures to comply which could not reasonably be expected to have a Material Adverse Effect on the Business;

               (iv) all contributions and other payments required to be made by UBIBV, Holdings or any Bavaria Entity to any Benefit Plan under the terms of such Benefit Plan in respect of Employees for any period ending on the Closing have been made;


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

               (v) no employer securities, employer real property or other employer property is included in the assets of any Benefit Plan;

               (vi) [Intentionally Omitted]

               (vii) Buyer will not have (x) any obligation to make any contribution to any Multiemployer Plan under which UBIBV or the Controlled Group had contribution obligations prior to the Closing Date or (y) any withdrawal liability from any such Multiemployer Plan under Section 4201 of ERISA;

               (viii) there has been no "reportable event" as that term is defined in Section 4043 of ERISA and the regulations thereunder with respect to the Benefit Plans which would require the giving of notice or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA;

               (ix) none of UBIBV nor the Controlled Group has terminated any Benefit Plan, or incurred any outstanding liability under Section 4062 of ERISA to the PBGC, or to a trustee appointed under Section 4042 of ERISA. All premiums due to the PBGC with respect to the Benefit Plans have been paid;

               (x) neither UBIBV nor the Controlled Group or any organization to which UBIBV is a successor parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction, within the meaning of Section 4069 of ERISA; and

               (xi) none of the Benefit Plans which are "welfare benefit plans" within the meaning of Section 3(1) of ERISA provide for continuing benefits or coverage for any participant or any beneficiary of a participant post-termination of employment, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") or benefits at the expense of the participant or the participant's beneficiary and each of UBIBV and the Controlled Group which maintains a "group health plan" within the meaning of Section 5000(b)(1) of the Code has complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder, except for such failures to comply which could not reasonably be expected to have a Material Adverse Effect on the Business.

            (e) No Changes. Except as set forth in Section 4.20 of the Disclosure Schedule, on or after February 27, 2000 and before the Closing, no Benefit Plan as it affects the Employees has been, or will be (i) amended in any manner which would materially increase the benefits accrued, or which may be accrued, by any participating or sponsoring employer thereunder or (ii) amended in any manner which would increase the cost to UBIBV, Holdings, any Bavaria Entity or Buyer or Tony Stone of maintaining such Benefit Plan except to the extent required by law.



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        4.21 POWERS OF ATTORNEY. On the Closing Date, there will be no persons, firms, associations, corporations or business organizations or entities holding general or special powers of attorney from any Bavaria Entity.

        4.22 AGREEMENTS, ETC. Set forth in Section 4.22 of the Disclosure
Schedule is a list of all of the following contracts, agreements, documents, instruments, understandings or arrangements, written or oral, included in the Assets (collectively, the "Material Agreements"):

            (a) Contracts involving the expenditure of more than Two Hundred Thousand Dollars ($200,000) in any instance for the purchase of materials, supplies, equipment or services, specifying those which are not cancelable on thirty (30) days notice without penalty;

            (b) Collective Bargaining Agreements with labor unions;

            (c) Contracts and agreements relating to the leasing (as lessor or lessee) or to the conditional purchase or sale of any property, real, personal or mixed in excess of Two Hundred Thousand Dollars ($200,000) per year;

            (d) Indentures, mortgages, promissory notes, loan agreements, capital leases, security agreements, or other agreements or commitments for the borrowing of money, or the purchase of assets involving deferred payments (in the latter case, involving payments in excess of Two Hundred Thousand Dollars per year), or which otherwise evidence indebtedness for borrowing or which create an Encumbrance on any of the Assets;

            (e) Guarantees of the obligations of a third party or agreements to indemnify third parties;

            (f) Individual employment, severance or consulting agreements or arrangements under which payments were in excess of Two Hundred Thousand Dollars ($200,000) during 1999 or are reasonably projected to exceed Two Hundred Thousand Dollars ($200,000) in 2000;

            (g) Distributor, dealer, sales, advertising, agency, manufacturer's representative, franchise or similar contracts or any other contract relating to the payment of a commission under which payments were in excess of Two Hundred Thousand Dollars ($200,000) during 1999 or are reasonably projected to exceed Two Hundred Thousand Dollars ($200,000) in 2000;

            (h) contracts granting a right of first refusal or first negotiation with respect to the capital stock of any Bavaria Entity;

            (i) partnership or joint venture agreements with unaffiliated third parties;

            (j) agreements for the acquisition, sale or lease of material properties or assets of any Bavaria Entity since December 31, 1996 which involve payments in excess of Two Hundred Thousand Dollars ($200,000) per year;

            (k) agreements that purport to limit, curtail or restrict the ability of any Bavaria Entity to compete in any geographic area or line of business, except for exclusive distributor or agency agreements pursuant to which a Bavaria Entity is not the distributor or agent;

            (l) agreements between any Bavaria Entity, on the one hand, and UBIBV, Holdings or Affiliate of UBIBV or Holdings, or any officer, director or Employee of any Bavaria Entity, on the other hand;

            (m) contracts or agreements with any Governmental Authority which involve payments in excess of Two Hundred Thousand Dollars ($200,000) per year; and

            (n) agreements relating to the license, purchase, right to use or other supply of still photographic images to any Bavaria Entity which involve payments in excess of Two Hundred Thousand Dollars ($200,000) per year.

        True copies of all written Material Agreements, described on Section
4.22 of the Disclosure Schedule have been furnished to Buyer and Tony Stone. Each of the Material Agreements constitutes a valid and binding obligation of the Bavaria Entity party thereto, enforceable in accordance with its terms and is valid and in full force and effect and, except as set forth in Section 4.22 of the Disclosure Schedule, the transactions contemplated hereby will not require the consent of any party thereto or otherwise adversely affect the validity and effectiveness thereof. The Bavaria Entities are not in default in any material respect or alleged to be in default in any material respect under any Material Agreement nor, to the Knowledge of Seller, is any other party to any of the Material Agreements in default of any of its obligations thereunder.

        4.23 [INTENTIONALLY OMITTED]

        4.24 INSURANCE. Section 4.24 of the Disclosure Schedule sets forth a list of insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) maintained by any Bavaria Entity, which policies have been issued by insurers which, to the Knowledge of Seller, are reputable and financially sound and provide coverage for the operations conducted by the Bavaria Entities of a scope and coverage consistent with customary industry practice.

        4.25 ADDITIONAL REPRESENTATIONS OR WARRANTIES. Except as expressly set forth in Section 3.1 and in Sections 4.1 through 4.24 hereof or in the certificates, annexes,



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

Exhibits and Schedules hereto, UBIBV makes no representations or warranties to the Buyer or Tony Stone (including, without limitation, no representations or warranties with respect to financial projections), express or implied, and no representations or warranties by UBIBV, Holdings or Unicorn to Buyer or Tony Stone shall be deemed to arise hereafter except as set forth (i) in this Agreement and the documents contemplated hereby including any certificates, annexes or schedules executed and/or delivered at the Closing by UBIBV or Holdings or (ii) in documents otherwise delivered by UBIBV or Holdings to Buyer or Tony Stone on or after the date of this Agreement that have been executed by UBIBV or Holdings and which expressly makes representations and warranties to Buyer or Tony Stone.

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